                                                                  Exhibit (b)(1)
________________________________________________________________________________


                     AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of December 31, 2000

                                     Among

                             GRUBB & ELLIS COMPANY


                        VARIOUS FINANCIAL INSTITUTIONS,

                      LASALLE BANK NATIONAL ASSOCIATION,
                            as Documentation Agent,

                          AMERICAN NATIONAL BANK AND
                           TRUST COMPANY OF CHICAGO,
                             as Syndication Agent

                                      and

                            BANK OF AMERICA, N.A.,
                            as Administrative Agent

                                  Arranged By

                        BANC OF AMERICA SECURITIES LLC
                   Sole Lead Arranger and Sole Book Manager

________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                          Page
SECTION 1.  DEFINITIONS.................................................     1
    1.1     Defined Terms...............................................     1
    1.2     Other Definitional Provisions...............................    23
    1.3     Reallocation of Percentages and Revolving Loans.............    24

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.............................    24
    2.1     Commitments.................................................    24
    2.2     Procedure for  Borrowing....................................    26

SECTION 3.  LETTERS OF CREDIT...........................................    27
    3.1     L/C Commitment..............................................    27
    3.2     Procedure for Issuance of Letter of Credit..................    27
    3.3     Commissions, Fees and Other Charges.........................    28
    3.4     L/C Participants............................................    28
    3.5     Reimbursement Obligation of the Borrower....................    29
    3.6     Obligations Absolute........................................    30
    3.7     Letter of Credit Payments...................................    30
    3.8     Applications................................................    30

SECTION 4.  GENERAL PROVISIONS APPLICABLE
    TO LOANS AND LETTERS OF CREDIT......................................    31
    4.1     Commitment Fees, etc........................................    31
    4.2     Termination or Reduction of Commitments.....................    31
    4.3     Prepayments.................................................    32
    4.4     Application of Prepayments of Term Loans....................    33
    4.5     Conversion and Continuation Options.........................    33
    4.6     Minimum Amounts and Maximum Number of Eurodollar Tranches...    34
    4.7     Interest Rates and Payment Dates............................    34
    4.8     Computation of Interest and Fees............................    35
    4.9     Inability to Determine Interest Rate........................    35
    4.10    Pro Rata Treatment and Payments.............................    36
    4.11    Requirements of Law.........................................    37
    4.12    Taxes.......................................................    38
    4.13    Indemnity...................................................    39
    4.14    Change of Lending Office....................................    40
    4.15    Replacement of Lenders under Certain Circumstances..........    40

SECTION 5.  REPRESENTATIONS AND WARRANTIES..............................    40
    5.1     Financial Condition.........................................    41
    5.2     No Change...................................................    41

    5.3     Corporate Existence; Compliance with Law....................    41
    5.4     Corporate Power; Authorization; Enforceable Obligations.....    41
    5.5     No Legal Bar................................................    42
    5.6     No Material Litigation......................................    42
    5.7     No Default..................................................    42
    5.8     Ownership of Property; Liens................................    42
    5.9     Intellectual Property.......................................    42
    5.10    Taxes.......................................................    42
    5.11    Federal Regulations.........................................    43
    5.12    Labor Matters...............................................    43
    5.13    ERISA.......................................................    43
    5.14    Investment Company Act; Other Regulations...................    44
    5.15    Subsidiaries................................................    44
    5.16    Subsidiary Restrictions.....................................    44
    5.17    Use of Proceeds.............................................    44
    5.18    Environmental Matters.......................................    44
    5.19    Accuracy of Information, etc................................    45
    5.20    Security Documents..........................................    45
    5.21    Solvency....................................................    46

SECTION 6.  EFFECTIVENESS...............................................    46
    6.1     Effectiveness...............................................    46
    6.2     Conditions to Each Extension of Credit......................    48

SECTION 7.  AFFIRMATIVE COVENANTS.......................................    48
    7.1     Financial Statements........................................    48
    7.2     Certificates; Other Information.............................    49
    7.3     Payment of Obligations......................................    50
    7.4     Conduct of Business and Maintenance of Existence, etc.......    50
    7.5     Maintenance of Property; Insurance..........................    51
    7.6     Inspection of Property; Books and Records; Discussions......    51
    7.7     Notices.....................................................    51
    7.8     Compliance with Laws........................................    52
    7.9     Additional Collateral, etc..................................    52
    7.10    Interest Rate Protection....................................    54
    7.11    Insurance...................................................    54

SECTION 8.  NEGATIVE COVENANTS..........................................    54
    8.1     Financial Condition Covenants...............................    54
    8.2     Limitation on Indebtedness..................................    54
    8.3     Limitation on Liens.........................................    56
    8.4     Limitation on Fundamental Changes...........................    57
    8.5     Limitation on Sale of Assets................................    57
    8.6     Limitation on Dividends; Restricted Payments................    58

    8.7     Guaranties..................................................    58
    8.8     Limitation on Investments, Loans and Advances...............    58
    8.9     Subsidiaries, Partnerships, Joint Ventures and Restricted
            Investments.................................................    59
    8.10    Limitation on Transactions with Affiliates..................    60
    8.11    Limitation on Payments and Modifications of Debt
            Instruments, etc............................................    60
    8.12    Limitation on Sales and Leasebacks..........................    61
    8.13    Limitation on Changes in Fiscal Periods.....................    61
    8.14    Limitation on Negative Pledge Clauses.......................    61
    8.15    Limitation on Restrictions on Subsidiary Distributions......    61
    8.16    Limitation on Lines of Business.............................    61

SECTION 9.  EVENTS OF DEFAULT...........................................    61

SECTION 10. THE ADMINISTRATIVE AGENT....................................    65
   10.1     Appointment and Authorization; "Administrative Agent".......    65
   10.2     Delegation of Duties........................................    65
   10.3     Exculpatory Provisions......................................    66
   10.4     Reliance by Administrative Agent............................    66
   10.5     Notice of Default...........................................    67
   10.6     Independent Credit Decision.................................    67
   10.7     Indemnification of Administrative Agent.....................    68
   10.8     Administrative Agent in its Individual Capacity.............    68
   10.9     Successor Administrative Agent..............................    69
   10.10    Withholding Tax.............................................    69
   10.11    Collateral Matters..........................................    70

SECTION 11. MISCELLANEOUS...............................................    71
   11.1     Amendments and Waivers......................................    71
   11.2     Notices.....................................................    72
   11.3     No Waiver; Cumulative Remedies..............................    72
   11.4     Survival of Representations and Warranties..................    73
   11.5     Payment of Expenses and Taxes...............................    73
   11.6     Successors and Assigns; Participants and Assignments........    73
   11.7     Adjustments; Set-off........................................    76
   11.8     Counterparts................................................    76
   11.9     Severability................................................    77
   11.10    Integration.................................................    77
   11.11    Governing Law...............................................    77
   11.12    Submission To Jurisdiction: Waivers.........................    77
   11.13    Acknowledgments.............................................    77
   11.14    WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION............    78
   11.15    Confidentiality.............................................    78
   11.16    Amendment and Restatement...................................    79
   11.17    Other Agents................................................    79

SCHEDULES

1.1A        Mortgaged Property
1.1B        Commitments
1.1C        Executive Officers and Directors of the Borrower
2.1(f)      Amortization of Term Loans
5.1         Certain Obligations/Dispositions
5.4         Consents
5.6         Material Litigation
5.12        Labor Matters
5.15        Subsidiaries
5.18        Environmental Matters
5.20        UCC Filing Jurisdictions
8.2(d)      Existing Indebtedness
8.3(f)      Existing Liens
8.3(j)      Liens
8.7         Guaranties
8.8(h)      Investments


EXHIBITS

A-1         Form of Borrowing Notice
A-2         Form of Conversion/Continuation Notice
B           Form of Compliance Certificate
C           Copy of Guaranty and Collateral Agreement
D           Form of Closing Certificate
E-1         Form of Legal Opinion of Borrower's Local Counsel
E-2         Form of Legal Opinion (Special/Local Counsel)
F           Form of Assignment and Acceptance
G-1         Form of Note
G-2         Form of Swingline Loan Note
H           Form of Confirmation

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as
                                                           ---------
of December 31, 2000 is entered into by and among GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial
                           --------
institutions or entities from time to time parties to this Agreement (the "Lenders"), LASALLE BANK NATIONAL ASSOCIATION, as documentation agent, AMERICAN
 -------
NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as syndication agent, and BANK OF AMERICA, N.A. ("Bank of America"), as administrative agent (in such capacity,
                ---------------
the "Administrative Agent").
     --------------------

         WHEREAS, the Borrower, various financial institutions and Bank of America, as administrative agent, have entered into a Credit Agreement dated as of October 15, 1999 (the "Existing Agreement");
                          ------------------

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Agreement so as to, among other things, (a) add a term loan facility and (b) amend certain covenants and various other provisions of the Existing Agreement; and

         WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations under the Existing Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Existing Agreement is amended and restated in its entirety, and the parties hereto agree as follows:

                            SECTION 1. DEFINITIONS

         1.1   Defined Terms: As used in this Agreement, the following terms
               -------------
shall have the following meanings:

         "Acquired Pro Forma EBITDA" means, for any period, the EBITDA
          -------------------------
attributable during such period (i) to any Person, in the case of an Acquisition of all or substantially all of the capital stock or equity of such Person, or
(ii) to any assets of a Person, in the case of an Acquisition of all or substantially all of the assets of such Person, in each case in clauses (i) and
                                                                -----------
(ii) above, acquired in connection with a Permitted Acquisition to the extent
----
that the Administrative Agent, in its reasonable discretion, deems such EBITDA to be appropriate given all the facts and circumstances surrounding such Permitted Acquisition.

         "Acquisition" means (i) the acquisition of all or substantially all of
          -----------
the assets of another Person or of a business or division of another Person, or of the capital stock or other equity interests of a Person unaffiliated with the Borrower and its Subsidiaries or
(ii) the merger, consolidation or amalgamation with one or more other Persons.

         "Acquisition Indebtedness" means Indebtedness which is (i) a liability
          ------------------------
on the balance sheet of the Borrower as determined in accordance with GAAP, incurred by a Loan Party in connection with a Permitted Acquisition by such Loan Party, (ii) unsecured (except to the extent otherwise permitted by Section 8.2),
                                                                   -----------
(iii) subordinated to Indebtedness incurred hereunder (except to the extent otherwise permitted by Section 8.2), and (iv) in form and substance satisfactory
                       -----------
to the Administrative Agent.

         "Adjusted EBITDA" means, for any period, Consolidated EBITDA for such
          ---------------
period; provided that in calculating Adjusted EBITDA, the consolidated net
        --------
income of any Divested Entity (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Divested Entity) shall be excluded on a pro forma basis for
                                                             --- -----
such period (assuming the consummation of such disposition occurred on the first day of such period).

         "Administrative Agent" means Bank of America as the administrative
          --------------------
agent for the Lenders under this Agreement and the other Loan Documents, together with any successor thereto in such capacity.

         "Administrative Agent's Payment Office" means the address for payments
          -------------------------------------
set forth in Section 11.2 or such other address as the Administrative Agent may
             ------------
from time to time specify in accordance with Section 11.2.
                                             ------------

         "Affiliate" means, as to any Person, any other Person which, directly
          ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agent-Related Persons" means Bank of America and any successor
          ---------------------
administrative agent pursuant to Section 10.9, together with their respective
                                 ------------
Affiliates (including, in the case of Bank of America, Banc of America Securities LLC) and the officers, directors, employees, agents, advisors and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" - see the preamble.
          ---------            --------

         "Applicable Margin" means for each Type of Loan, the rate per annum
          -----------------
determined in accordance with the pricing grid below:

===============================================================================================================
                                      Applicable             Applicable           Applicable
                                        Margin                 Margin             Margin for        Commitment
                                    for Eurodollar          for Base Rate         Swingline            Fee
        Leverage Ratio                  Loans                   Loans               Loans              Rate
---------------------------------------------------------------------------------------------------------------
   Greater than or equal to              2.25%                  1.25%                0%               0.500%
          1.75:1.00
---------------------------------------------------------------------------------------------------------------
   Greater than or equal to              2.00%                  1.00%                0%               0.500%
   1.25:1.00 but less than
          1.75:1.00
---------------------------------------------------------------------------------------------------------------
          Less than                      1.75%                  0.75%                0%               0.500%
          1.25:1.00

===============================================================================================================

         The Applicable Margin shall be determined assuming a Leverage Ratio greater than or equal to 1.75 to 1.00 from the Closing Date through April 30, 2001. Thereafter, the Applicable Margin shall be adjusted, to the extent applicable, on each date on which financial statements are received by the Administrative Agent pursuant to Section 7.1(a) or 7.1(b) (but, in any event, no
                                 --------------    ------
later than the 45th day after the end of each of the three fiscal quarters of each fiscal year beginning for purposes hereof with the fiscal quarter ending March 31, 2001 or the 90th day after the end of each fiscal year beginning with each fiscal year ending after March 31, 2001, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as of the end of the fiscal period that would have been covered thereby, shall for the purposes of this definition be deemed to be greater than 1.75:1.00. Each determination of the Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

         "Arranger" means Banc of America Securities LLC in its capacity as sole
          --------
lead arranger and book manager hereunder.

         "Asset Sale" means any Disposition of Property (including any issuance
          ----------
or sale of Capital Stock of any Subsidiary), other than (a) any Disposition of Property permitted by clause (a), (b), (c) or (d) of Section 8.5, (b) any
                      ----------  ---  ---    ---    -----------
issuance or sale of Capital Stock of the Borrower or (c) any Disposition of Property that, together with any related Dispositions of Property, yields aggregate Net Cash Proceeds of not more than $100,000.

         "Assignee" - see Section 11.6(c).
          --------        ---------------

         "Assignor" - see Section 11.6(c).
          --------        ---------------

         "Attorney Costs" means and includes all reasonable fees and
          --------------
disbursements of any law firm or other external counsel and non-duplicative, allocated costs of internal counsel.

         "Available Revolving Credit Commitment" means as to any Revolving
          -------------------------------------
Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time over (b) such Lender's Revolving Extensions of Credit at such time.

         "Bank of America" - see the preamble.
          ---------------            --------

         "Base Rate" means, for any day, a rate per annum (rounded upwards to
          ---------
the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2
                                                                        ----
of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the
          ----------
circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loans" means Loans which bear interest at or by reference to
          ---------------
the Base Rate.

         "Borrower" - see the preamble.
          --------            --------

         "Borrower Obligations" means, collectively, the unpaid principal of and
          --------------------
interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or to any Lender, whether absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document, any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including all Attorney Costs of the Administrative Agent and of the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Borrower's Accountant" means Ernst & Young, LLP or other independent
          ---------------------
auditors of recognized standing selected by the Borrower and reasonably acceptable to the Required Lenders.

         "Borrowing Date" means any Business Day specified by the Borrower in a
          --------------
Borrowing Notice as a date on which the Borrower requests that Loans be made hereunder.

         "Borrowing Notice" means a written notice to be given by the Borrower
          ----------------
to the Administrative Agent pursuant to Section 2.2, substantially in the form
                                        -----------
of Exhibit A-1.

         "Business" - see Section 5.18(b).
          --------        ---------------

         "Business Day" means a day other than a Saturday, Sunday or other day
          ------------
on which commercial banks in New York City, San Francisco, Chicago or Charlotte are authorized or required by law to close; provided that with respect to any
                                            --------
borrowings, disbursements and payments in respect of any calculations, interest rates and Interest Periods pertaining to Eurodollar Loans, such day is also a day on which dealings are carried on in the interbank eurodollar market.

         "Capital Expenditures" means, for any period, with respect to any
          --------------------
Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capital Lease Obligations" means, as to any Person, the obligations of
          -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations or
          -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents" means (a) marketable direct obligations issued by,
          ----------------
or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year or less from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank
                                     ----------
meeting the qualifications specified in clause (b) above; and (e) money market
                                        ----------
accounts or funds with or issued by Qualified Issuers that invest substantially exclusively in investments of the types described in clauses (a) through (d)
                                                     -----------         ---
above.

         "Closing Date"- see Section 6.1.
          ------------       -----------

         "Code" means the Internal Revenue Code of 1986.
          ----

         "Collateral" means all Property of the Loan Parties, now owned or
          ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Commission Advance Program" means any program pursuant to which a Loan
          --------------------------
Party may make advances to its employees and/or agents against future real estate commissions to be earned by such employees or agents.

         "Commitment" means, as to any Lender, such Lender's obligation to make
          ----------
or maintain, or participate in, extensions of credit to the Borrower hereunder.

         "Commitment Fee Rate" means the rate set forth under the "Commitment
          -------------------
Fee Rate" column of the pricing chart under the definition of Applicable Margin.

         "Commonly Controlled Entity" means an entity, whether or not
          --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate" means a certificate duly executed by a
          ----------------------
Responsible Officer substantially in the form of Exhibit B, which shall include,
                                                 ---------
inter alia, a worksheet reflecting that the calculations made thereon have been adjusted to exclude the effects of the operations of Unrestricted Subsidiaries.

         "Confirmation" means the Confirmation to be executed and delivered by
          ------------
each Loan Party, substantially in the form of Exhibit H.
                                              ---------

         "Consolidated EBITDA" means, for any period, the consolidated EBITDA of
          -------------------
the Borrower and its Restricted Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP plus Acquired Pro Forma EBITDA for
                                           ----
such period.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the
          ----------------------------------------
ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means, for any period, the sum (without
          --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) cash income taxes paid by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such period, (c) scheduled principal payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including capital lease payments), (d) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures and (e) Earnouts paid or distributed by the Borrower during such period.

         "Consolidated Interest Expense" means, for any period, the sum of total
          -----------------------------
cash interest expense of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing and other Indebtedness).

         "Consolidated Net Income" means, for any period, the consolidated net
          -----------------------
income of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there
                                                            --------
shall be excluded from such calculation (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries pursuant to a Permitted Acquisition, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Contractual Obligation" means, as to any Person, any provision of any
          ----------------------
security issued by such Person or of any agreement, instrument, indenture, subordination agreement or other legally binding undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Conversion/Continuation Notice" means the written notice of the
          ------------------------------
conversion or continuation of a Loan to be given by the Borrower to the Administrative Agent pursuant to Section 4.5, substantially in the form of
                                 -----------
Exhibit A-2.
-----------

         "Default" means any of the events specified in Section 9, whether or
          -------                                       ---------
not any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

         "Defaulting Lender" means any Lender with respect to which a Lender
          ----------------
Default is in effect.

         "Disposition" means, with respect to any Property, any sale, lease,
          -----------
sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative
                        -------       -----------
meanings.

         "Divested Entity" means, with respect to any period, any Person (or
          ---------------
division or similar business unit) disposed of by the Borrower or any Subsidiary during such period if, as of the last day of the fiscal quarter immediately preceding such disposition, the contribution to EBITDA of such Person (or division or similar business unit) accounted for 5% or more of Consolidated EBITDA for the 12 months preceding such last day.

         "Dollars" and "$" each means lawful currency of the United States of
          -------       -
America.

         "Domestic Subsidiary" means any Subsidiary of the Borrower organized
          -------------------
under the laws of any jurisdiction within the United States of America.

         "Earnouts" means any cash payments (i) made by the Borrower to third
          --------
party sellers in consideration for the purchase of assets or stock by the Borrower from such seller and (ii) made subsequent to the consummation of such purchase.

         "EBITDA" means, for any period, Consolidated Net Income for such period
          ------
plus, without duplication and to the extent reflected as a charge in the
----
statement of Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation expense, (d) amortization of intangibles (including goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (including non-cash charges relating to Signing Bonus Payments); and minus, to
                                                                     -----
the extent included in the statement of such Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined in accordance with GAAP.

         "Environmental Laws" means any and all foreign, federal, state, local
          ------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as may now or at any time hereafter be in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974.
          -----

         "Eurocurrency Reserve Requirements" means, for any day as applied to a
          ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the FRB or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the FRB) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate" means, with respect to any Eurodollar Loan for
          --------------------
any Interest Period, (i) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits (for delivery two Business Days prior to the beginning of such Interest Period) with a term equivalent to the applicable Interest Period, determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such
                                           ----------
page or service or if such page or service shall cease to be available, the rate per annum (rounded upward, if necessary, to the nearest five decimal places) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery two Business Days prior to the beginning of such Interest Period) with a term equivalent to such Interest Period determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum
                 -----------     ----
equal to the offered quotation rate (rounded upward, if necessary, to the nearest five decimal places) to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery two Business Days prior to the beginning of such Interest Period) of amounts in same day funds comparable to the principal amount of the Eurodollar Loan of Bank of America included in the Eurodollar Tranche for which the Eurodollar Base Rate is then being determined with a maturity comparable to such Interest Period as of approximately 11:00 A.M. (London, England time) on such date of determination.

         "Eurodollar Loans" means Loans (other than Swingline Loans) that bear
          ----------------
interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to any Eurodollar Loan for any
          ---------------
Interest Period, a rate per annum determined for such day in accordance with the following formula:

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirements.

         "Eurodollar Tranche" means the collective reference to Eurodollar Loans
          ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default" means any of the events specified in Section 9.
          ----------------                                       ---------

         "Excess Cash Flow" means an amount as of each date for which the
          ----------------
Administrative Agent receives the Borrower's financial statements pursuant to
Section 7.1 (each such date, a "Calculation Date"), for the period from the
-----------
Closing Date to and including the current

Calculation Date (each such period, the "Calculation Period"), equal to (a) Consolidated EBITDA for such Calculation Period less (b) the sum of (i) Consolidated Fixed Charges for such Calculation Period and (ii) Signing Bonus Payments, to the extent made in such Calculation Period.

         "Exchange Act" means the Securities Exchange Act of 1934.
          ------------

         "Executive Officers and Directors of the Borrower" means, as of the
          ------------------------------------------------
Closing Date, those individuals listed as officers and directors on Schedule
                                                                    --------
1.1C and, after the Closing Date, (i) all officers elected by the board of
----
directors of the Borrower or of any Restricted Subsidiary, (ii) all divisional officers who have regional or area management responsibilities for the business divisions of the Loan Parties known as Transaction Services, Management Services, Corporate Services and Institutional Services, (iii) all employees of the Borrower and any Restricted Subsidiary who perform the role of inside counsel and (iv) all members of the board of directors of the Borrower.

         "Existing Agreement" - see the recitals.
          ------------------            --------

         "Facility" means the facility to provide Revolving Credit Loans or the
          --------
facility to provide Term Loans.

         "Federal Funds Effective Rate" means, for any day, the rate set forth
          ----------------------------
in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)", or, if such rate is not so published for any such preceding Business Day, the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to Noon, Chicago time, on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a
          ------------------
Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System, and
          ---
any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principals in the United
          ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 8.1
                                                             -----------
(including the accounting terms used therein and defined herein) GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of the Borrower in respect of the fiscal year ended June 30, 2000 delivered pursuant to Section 5.1(b). If any "Accounting Change" (as defined
                      --------------
below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or constructed as if such Accounting Change had not occurred. "Accounting Change"
                                                            -----------------
refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the Securities and Exchange Commission or any other qualified, authoritative agency or organization.

         "Governmental Authority" means any nation or government, any state or
          ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty and Collateral Agreement" means the Guaranty and Collateral
          ---------------------------------
Agreement executed and delivered by the Borrower and each Subsidiary Guarantor, a copy of which is set forth as Exhibit C.
                                ---------

         "Guaranty Obligation" means, as to any Person (the "guarantying
          -------------------
person"), any obligation of (a) the guarantying person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guarantying person has issued a reimbursement, counter-indemnity or similar obligation, in either case guarantying, directly or indirectly, any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guarantying person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance working capital or equity capital to the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guarantying person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guarantying person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guarantying person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guarantying person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Inchoate Tax Liens" means Liens arising from taxes not yet due and
          ------------------
payable but as to which, pursuant to applicable laws and regulations, an inchoate lien exists against the assets of the taxpayer responsible for such taxes prior to the time such taxes are paid.

         "Indebtedness" means, as to any Person at any date, without
          ------------
duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business) to the extent required to be shown on a balance sheet prepared in accordance with GAAP, the amount of which shall equal the amount required to be shown on such a balance sheet, (c) all obligations of such Person evidenced by notes (other than notes relating to Earnouts to the extent not required to be shown on a balance sheet prepared in accordance with GAAP), bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising from or in connection with the deposit, transfer or assignment of Capital Stock into trust, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all Capital Lease Obligations of such Person, (g) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (i) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and (j)
                                       -----------         ---
all obligations of the kind referred to in clauses (a) through (i) above secured
                                           -----------         ---
by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that the amount of
                                                  --------
Indebtedness of the type referred to in clauses (i) and (j) above will be
                                        -----------     ---
included within the definition of "Indebtedness" only to the extent of the
                                   ------------
amount of the obligations so guaranteed and to the extent of any such Lien, respectively.

         "Insolvency" means, with respect to any Multiemployer Plan, the
          ----------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA; "Insolvent" has a correlative meaning.
        ---------

         "Intellectual Property" means the collective reference to all rights,
          ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date" means, (a) as to any Base Rate Loan, the last
          ---------------------
Business Day in each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, unless otherwise expressly provided herein, the date of any prepayment or repayment made in respect thereof.

     "Interest Period" means, as to any Eurodollar Loan, (a) initially, the
      ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice or Conversion/Continuation Notice, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that:
                                                       --------

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period for Revolving Credit Loans that would otherwise extend beyond the Revolving Credit Termination Date, shall end on the Revolving Credit Termination Date;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iv) the Borrower shall use reasonable efforts to select Interest Periods so as not to require a scheduled payment or prepayment of a Eurodollar Loan during an Interest Period for such Loan; and

          (v) the Borrower shall not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Issuing Lender" means (i) Bank of America in its capacity as issuer of any
      --------------
Letter of Credit and (ii) any Lender approved as an issuer of any Letter of Credit by the Administrative Agent (such approval not to be unreasonably withheld) and by the Borrower.

     "L/C Application" means an application, in such form as the Issuing Lender
      ---------------
may specify from time to time for applications for letters of credit generally, requesting the Issuing Lender to open or issue a Letter of Credit.

     "L/C Commitment" means, at any time, the lesser of (a) $4,000,000, and (b)
      --------------
the Total Revolving Credit Commitments.

     "L/C Fee Payment Date" means the last Business Day of each March, June,
      --------------------
September and December and the Revolving Credit Termination Date (and, if any Letter of Credit remains outstanding after the Revolving Credit Termination Date, any other date specified by the Administrative Agent).

     "L/C Obligations" means, at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
                                 -----------

     "L/C Participants" means the collective reference to all Revolving Credit
      ----------------
Lenders other than the Issuing Lender.

     "Lender" - see the preamble.
      ------            --------

     "Lender Default" means (i) the refusal (which has not been retracted) or
      --------------
the failure of a Lender to make available its portion of any borrowing hereunder or to fund its portion of any unreimbursed payment under Section 3.4, (ii) a
                                                         -----------
Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section
                                                                      -------
2.1(a), 2.1(b) or 3.4 or (iii) a Lender becoming subject to any receivership,
------  ------    ---
conservatorship or insolvency proceeding.

     "Letters of Credit" - see Section 3.1(a).
      -----------------        --------------

     "Leverage Ratio" means, at any time, the ratio of (a) Total Funded Debt to
      --------------
(b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which the Borrower has submitted financial statements pursuant to Section 7.1.
            -----------

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "Loan" means any loan made by any Lender pursuant to this Agreement.
      ----

     "Loan Documents" means this Agreement, the L/C Applications, the Security
      --------------
Documents, each Subordination Agreement, each Note and all other instruments, documents

(including interest rate hedging or swap transaction documents) and agreements executed and delivered by a Loan Party to the Administrative Agent or any Lender in connection with this Agreement or the Loans.

     "Loan Parties" means, collectively, the Borrower and each Subsidiary or
      ------------
Affiliate of the Borrower that is a party to a Loan Document.

     "Loan Year" means each calendar year.
      ---------

     "Mandatory Borrowing" - see Section 2.1(c).
      -------------------        --------------

     "Margin Stock" means "margin stock" as such term is defined in Regulation
      ------------
T, U or X as promulgated by the FRB.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, properties or financial condition of the Borrower, (b) the business, assets, properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Materials of Environmental Concern" means any gasoline or petroleum
      ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Mortgaged Properties" means the real property listed on Schedule 1.1A, if
      --------------------                                    -------------
any, as to which the Administrative Agent for the benefit of the Lenders has been, and any other real property as to which the Administrative Agent for the benefit of the Lenders is hereafter, granted a Lien pursuant to a Mortgage.

     "Mortgage" means each mortgage and deed of trust, if any, now or hereafter
      --------
made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders in form and substance reasonably satisfactory to the Administrative Agent.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined
      ------------------
in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" means (a) in connection with any Asset Sale or any
      -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, financial advisory fees (other than financial advisory fees paid to Affiliates of the Borrower relating to such Asset Sale or Recovery Event), amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith (including re serves deposited with third parties pursuant to indemnity agreements for so long as such amounts are not returned to the Borrower) and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); provided that Net Cash Proceeds
                                                 --------
shall not include any such proceeds which the Borrower anticipates will be, and are, used within 180 days by a Loan Party to purchase assets which will replace or substitute for the assets Disposed of pursuant to such Asset Sale or which gave rise to such Recovery Event; and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of Attorney Costs, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Non-Excluded Taxes" - see Section 4.12(a).
          ------------------        ---------------

         "Non-U.S. Lender" - see Section 4.12(b).
          ---------------        ---------------

         "Note" means any promissory note evidencing Loans.
          ----

         "Obligations" means, (a) in the case of the Borrower, the Borrower
          -----------
Obligations and (b) in the case of each Subsidiary Guarantor, its Subsidiary Guarantor Obligations.

         "Participant" - see Section 11.6(b).
          -----------        ---------------

         "PBGC" means the Pension Benefit Guaranty Corporation established
          ----
pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permitted Acquisition" means any Acquisition that complies with each
          ---------------------
of the following requirements:

         (a) (i) the Borrower satisfies, and will continue to satisfy, immediately after giving effect (on a pro forma basis) to such Acquisition and any Indebtedness incurred in connection therewith, all applicable financial covenants under this Agreement, (ii) the Administrative Agent shall have received no later than 10 days prior to such Permitted Acquisition a pro forma budget of projected income and expenses relating to such Permitted Acquisition and (iii) such Acquisition is consummated on a "friendly" basis;

         (b) no Default has then occurred and is continuing or would result therefrom;

         (c) the aggregate purchase price (including assumed Indebtedness, the fair market value of any non-cash consideration and the maximum amount of any contingent payments which the purchaser may be required to make within one year following such Acquisition) for such Acquisition, together with the purchase price of all other Acquisitions completed in the Loan Year of completion of such Acquisition, will not exceed $5,000,000;

          (d) the company being acquired is in (or the assets being acquired are used in) the real estate services business; and

          (e) after giving effect to such Acquisition, the Total Revolving Credit Commitments are at least $10,000,000 greater than the Total Revolving Extensions of Credit.

          "Permitted Liens" - see Section 8.3.
           ---------------        -----------

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" means, at a particular time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements" means the pledge agreements by the Borrower and
           -----------------
certain other Loan Parties in favor of the Administrative Agent which, among other things, pledge the Pledged Stock.

          "Pledged Stock" means stock pledged to the Administrative Agent
           -------------
pursuant to the Pledge Agreements.

          "Prime Rate" means the rate of interest announced from time to time by
           ----------
Bank of America as its "prime rate".

          "Property" means any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

          "Qualified Issuer" means any commercial bank (a) which has capital and
           ----------------
surplus in excess of $500,000,000 and (b) the outstanding long-term debt securities of which are rated as least A2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

          "Recovery Event" means any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any other Loan Party.

          "Reimbursement Obligation" means the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under
                                         -----------
Letters of Credit.

          "Reorganization" means, with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(c) of ERISA, other than those events as to which the thirty-day notice period has been waived by the PBGC pursuant to regulations issued under PBGC Reg. (S). 4043 (or any successor).

          "Required Lenders" means Lenders having an aggregate Total Percentage
           ----------------
of 66-2/3% or more.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer" means the chairman of the board of directors,
           -------------------
chief executive officer, president, member of the Office of the President or chief financial officer of the Borrower, but in any event, with respect to financial matters, the president, a member of the Office of the President or the chief financial officer of the Borrower.

          "Restricted Investments" - see Section 8.9.
           ----------------------        -----------

          "Restricted Payments" - see Section 8.6.
           -------------------        -----------

          "Restricted Subsidiaries" means each Domestic Subsidiary of the
           -----------------------
Borrower which is a Wholly Owned Subsidiary, whether now owned or hereafter acquired, other than those Subsidiaries which (i) hold no material assets or liabilities and (ii) conduct no significant business activities; provided that,
                                                                 --------
notwithstanding clauses (i) and (ii) above, Restricted Subsidiaries shall not
                -----------     ----
include those Subsidiaries designated as Unrestricted Subsidiaries on Schedule
                                                                      --------
5.15 or as to which the Borrower has requested in writing to the Administrative
----
Agent that such Subsidiary not be categorized as a Restricted Subsidiary and which the Administrative Agent, in its sole and absolute discretion, has agreed in writing shall not be categorized as a Restricted Subsidiary.

          "Revolving Credit Commitment" means, as to any Revolving Credit
           ---------------------------
Lender, such Lender's obligation to make Revolving Credit Loans, to issue or participate in Letters of Credit and to participate in Swingline Loans (and, in the case of the Swingline Lender, to make Swingline Loans) in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule
                                                                     --------
1.1B, as the same may be changed from time to time pursuant to the terms hereof.
----
The initial aggregate amount of the Revolving Credit Commitments is $15,000,000.

          "Revolving Credit Lender" means each Lender which has a Revolving
           -----------------------
Credit Commitment or which has made Revolving Credit Loans.

          "Revolving Credit Loan" - see Section 2.1(a).
           ---------------------        --------------

          "Revolving Credit Percentage" means, as to any Revolving Credit Lender
           ---------------------------
at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of the Revolving Extensions of Credit of such Lender then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding); provided that, if and so long as any Lender fails to fund its participation in any Letter of Credit or Swingline Loan when required by Section 3.4(a) or Section 2.1(c), such Lender's Revolving Credit Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount, and the Revolving Credit Percentage of the Issuing Lender or the Swingline Lender, as applicable, shall be deemed for purposes of this definition to be increased to such extent.

          "Revolving Credit Termination Date" means the earlier of (a) the fifth
           ---------------------------------
anniversary of the Closing Date, and (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 4 or Section 9.

          "Revolving Extensions of Credit" means, as to any Revolving Credit
           ------------------------------
Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage multiplied by the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage multiplied by the aggregate principal amount of all Swingline Loans then outstanding.

          "Security Documents" means, collectively, the Guaranty and Collateral
           ------------------
Agreement, the Pledge Agreements, the Mortgages, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Signing Bonus Payments" means up to $4,000,000 of payments by the
           ----------------------
Borrower in any fiscal year in connection with the hiring or engagement of officers, employees or representatives of the Borrower.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.


          "Solvent" means, when used with respect to any Person, means that, as
           -------
of any date of determination, (a) the amount of the then "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the anticipated liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and

(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Percentage" means,
           --------------------

               (i) as of the date of delivery of the Compliance Certificate as of the end of the fiscal years ending June 30, 2001 and June 30, 2002, 75%; provided that if the Leverage Ratio as shown on the
                     --------
          applicable Compliance Certificate is less than 1.0 to 1, then the "Specified Percentage" as of the date of delivery of such Compliance Certificate shall be 50%; and

               (ii) as of the date of delivery of the Compliance Certificate as of the end of any fiscal year thereafter, 50%; provided that, with
                                                            --------
          respect to the Compliance Certificates delivered as of the end of the fiscal years ending June 30, 2004 and June 30, 2005, if (x) the Leverage Ratio as shown on the applicable Compliance Certificate is less than 1.0 to 1 and (y) the Total Revolving Extensions of Credit are less than $10,000,000 as of the end of the applicable fiscal year, then the "Specified Percentage" as of the date of delivery of such Compliance Certificate shall be zero.

          "Specified Revolver Proceeds" means, with respect to any Asset Sale or
           ---------------------------
Recovery Event, the Net Cash Proceeds of such Asset Sale or Recovery Event multiplied by a fraction, the numerator of which is the Total Revolving Credit Commitments and the denominator of which is the sum of (i) the Total Revolving Credit Commitments and (ii) the aggregate principal amount of the outstanding Term Loans.

          "Specified Term Proceeds" means, with respect to any Asset Sale or
           -----------------------
Recovery Event, the Net Cash Proceeds of such Asset Sale or Recovery Event multiplied by a fraction, the numerator of which is the aggregate principal amount of the Term Loans and the denominator of which is the sum of (i) the Total Revolving Credit Commitments and (ii) the aggregate principal amount of the outstanding Term Loans.

          "Subject Properties" - see Section 5.18(a).
           ------------------        ---------------

          "Subordinated Note Documents" means the collective reference to the
           ---------------------------
Subordination Agreements and the Subordinated Notes.

          "Subordinated Noteholders" means the collective reference to the
           ------------------------
holders of the Subordinated Notes from time to time.


          "Subordinated Notes" means any promissory notes issued by a Loan Party
           ------------------
to third parties in connection with Acquisition Indebtedness, together with all instruments and other agreements entered into by a Loan Party in connection therewith, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with Section 8.11, which notes shall include subordination provisions reasonably acceptable to the Administrative Agent.

          "Subordination Agreement" means any Subordination Agreement required
           -----------------------
by the Administrative Agent relating to Subordinated Notes.

          "Subsidiary" means, as to any Person, a corporation, partnership,
           ----------
limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor" means each Restricted Subsidiary of the
           --------------------
Borrower other than any Foreign Subsidiary.

          "Subsidiary Guarantor Obligations" means, with respect to any
           --------------------------------
Subsidiary Guarantor, all obligations and liabilities of such Subsidiary Guarantor arising under or in connection with the Guaranty and Collateral Agreement or any other Loan Document to which such Subsidiary Guarantor is a party, in each case whether on account of guaranty obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all Attorney Costs of the Administrative Agent or of the Lenders that are required to be paid by such Subsidiary Guarantor pursuant to the terms of the Guaranty and Collateral Agreement or any other Loan Document).

          "Subsidiary Restrictions" - see Section 8.15.
           -----------------------        ------------

          "Swingline Lender" means Bank of America in its capacity as the maker
           ----------------
of Swingline Loans, and its successors in such capacity.


          "Swingline Loan" - see Section 2.1(b).
           --------------        --------------

          "Tender Offer" means the self tender offer by the Borrower for
           ------------
approximately 7,000,000 shares of common stock of the Borrower for a purchase price of not more than $7.00 per share that commenced on December 15, 2000.

          "Tender Offer Expiration Date" means January 17, 2001, or such later
           ----------------------------
date to which the Tender Offer is extended (but in no event later than February 7, 2001).

          "Tender Offer Documents" means the Offer to Purchase dated December
           ----------------------
15, 2000, the Letter of Transmittal dated December 15, 2000, and other material documents executed in connection with the Tender Offer.

          "Term Commitment" means, as to any Term Lender, such Lender's
           ---------------
obligation to make a Term Loan in the aggregate principal amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1B. The
                                                             -------------
Term Commitments shall terminate concurrently with the making of the Term Loans.

          "Term Lender" means each Lender which (a) prior to the making of the
           -----------
Term Loans, has a Term Commitment, and (b) after the making of the Term Loans, is the holder of a Term Loan.

          "Term Loan" - see Section 2.1(d).
           ---------        --------------

          "Term Percentage" means, as to any Term Lender, the percentage which
           ---------------
(a) the principal amount of such Lender's Term Loan is of (b) the aggregate principal amount of all Term Loans (or, prior to the making of the Term Loans, the percentage which the amount of such Lender's Term Commitment is of the aggregate amount of the Term Commitments).

          "Title Insurance Company" means a nationally recognized title
           -----------------------
insurance company satisfactory to the Administrative Agent.

          "Total Funded Debt" means, at any date, the aggregate Indebtedness of
           -----------------
the Borrower and its Restricted Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Guaranty Obligations (except, in each case, to the extent constituting Guaranty Obligations in respect of Indebtedness of a Person other than the Borrower or any Restricted Subsidiary) and (ii) Indebtedness of the Borrower to Restricted Subsidiaries and Indebtedness of Restricted Subsidiaries to the Borrower or to other Restricted Subsidiaries.

          "Total Percentage" means, as to any Lender, the percentage which (a)
           ----------------
the Revolving Credit Commitment of such Lender (or, after termination of the Revolving Credit Commitments, the amount of the Revolving Extensions of Credit of such Lender) plus the unpaid principal amount of the Term Loans of such Lender (or, prior to the making of the Term Loans, the amount of such Lender's Term Commitment) is of (b) the sum of the Total Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, the Total Revolving Extensions of Credit) plus the unpaid principal amount of all Term Loans (or, prior to the making of the Term Loans, the amount of all Term Commitments); provided that, if and so long as any Lender fails to fund its
              --------
participation in any Letter of Credit or Swingline Loan when required by Section
                                                                         -------
3.4(a) or 2.1(c), such Lender's Total Percentage shall be deemed for purposes of
------    ------
this definition to be reduced to the extent of the defaulted amount and the Total Percentage of the Issuing Lender or the Swingline Lender, as applicable, shall be deemed for purposes of this definition to be increased to such extent.

          "Total Revolving Credit Commitments" means, at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments at such time.

          "Total Revolving Extensions of Credit" means, at any time, the
           ------------------------------------
aggregate amount of the Revolving Extensions of Credit at such time.

          "Transferee" - see Section 11.15.
           ----------                -----

          "Type" means, as to any Loan, its nature as a Base Rate Loan or a
           ----
Eurodollar Loan.

          "Uniform Customs" means the Uniform Customs and Practice for
           ---------------
Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

          "Unrestricted Subsidiary" means any Subsidiary that is not a
           -----------------------
Restricted Subsidiary.

          "Warburg" means Warburg, Pincus Investors, L.P. and its Affiliates.
           -------

          "Wholly Owned Subsidiary" means, as to any Person, any other Person
           -----------------------
all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2  Other Definitional Provisions. (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms defined in Section 1.1, to the extent not
-----------                                 -----------
defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) The term "including" is not limiting and means "including without limitation."

          (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and

(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

          (h) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

          1.3  Reallocation of Percentages and Revolving Loans. (a) The Borrower
               -----------------------------------------------
and each Lender agree that, effective on the Closing Date, (i) this Agreement shall amend and restate in its entirety the Existing Agreement and (ii) the Percentages of the Lenders shall be reallocated in accordance with the terms hereof.

          (b)  To facilitate the reallocation described in clause (a), on the
                                                           ----------
Closing Date, (i) all loans under the Existing Agreement shall be deemed to be Loans hereunder, (ii) each Lender shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender's Revolving Credit Percentage of all outstanding Revolving Credit Loans hereunder over the amount of all of such Lender's revolving credit loans under the Existing Agreement, (iii) the Administrative Agent shall apply the funds received from the Lenders pursuant to clause (ii), first to pay to each Lender all interest, fees and other amounts (including amounts payable to Section 4.13 of the Existing Agreement, assuming for such purpose that the loans under the Existing Agreement were prepaid rather than reallocated on the Closing Date) owed to such Lender under the Existing Agreement (whether or not otherwise then due) and, second, as the Borrower shall
                                                   ------
direct, and (iv) the Borrower shall select new Interest Periods to apply to all Loans hereunder (or, to the extent the Borrower fails to do so, such Loans shall be Base Rate Loans).

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Commitments. (a) Subject to the terms and conditions hereof, each
               -----------
Revolving Credit Lender severally agrees to make revolving credit loans (each, a "Revolving Credit Loan") to the Borrower from time to time prior to the
 ----------------------
Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations and the outstanding principal amount of the Swingline Loans, does not exceed the amount of such Lender's Revolving Credit Commitment. Prior to the Revolving Credit Termination Date, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. At no time shall the sum of (i) the outstanding Revolving Credit Loans, (ii) the L/C Obligations and (iii) the outstanding Swingline Loans exceed the Total Revolving Credit Commitments.

          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time prior to the Revolving Credit Termination Date, one or more revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all outstanding Revolving Credit Loans and all L/C Obligations, the Total Revolving Credit Commitments and (iv) shall not exceed $4,000,000 in aggregate principal amount at any time outstanding. Notwithstanding anything to the contrary contained in this Section 2.1(b), (x)
                                                           --------------
the Swingline Lender shall not be obligated to make any Swingline Loan at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate its risk with respect to each Defaulting Lender's participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's Revolving Credit Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default exists and is continuing until such time as the Swingline Lender shall have received written notice (I) of rescission of each such notice from the party originally delivering such notice or (II) of the waiver by the Required Lenders or cure of such Default.

     (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Credit Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more borrowings of Revolving Credit Loans (provided that such notice shall be deemed to have been
                        --------
automatically given upon the occurrence of a Default under Section 9 or upon the
                                                           ---------
exercise of any of the remedies provided in the last paragraph of Section 9), in
                                                                  ---------
which case one or more borrowings of Revolving Credit Loans constituting Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be made on the
                                    -------------------
immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each such Lender's Revolving Credit Percentage and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum borrowing requirements otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether
                                    ---------
a Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Credit Commitments at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of any bankruptcy, insolvency or reorganization proceeding with respect to the Borrower), then each Revolving Credit Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Revolving Credit Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Percentages; provided that (x) all interest payable on the Swingline
                    --------
Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Credit Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Credit Loans maintained as Base Rate Loans hereunder for each day thereafter.

     (d)  Each Term Lender will make a single term loan (each a "Term Loan") on
                                                                 ---------
the Tender Offer Expiration Date in such Lender's Term Percentage of
$40,000,000.

     (e) Revolving Credit Loans may be, and Term Loans may be divided into portions which are, Eurodollar Loans or Base Rate Loans, in each case as selected by the Borrower and notified to the Administrative Agent pursuant to
Section 2.2 or 4.5. All Swingline Loans shall at all times be Base Rate Loans.
-----------    ---

     (f) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent (x) for the account of each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date and (y) for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan of the Swingline Lender on the Revolving Credit Termination Date.

     (ii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Lenders in accordance with their respective Term Percentages, the principal amount of the Term Loans in installments on the dates, and in the amounts, set forth on Schedule 2.1(f).
                                                            ---------------
Amounts repaid with respect to Term Loans may not be reborrowed.

     2.2  Procedure for  Borrowing.
          ------------------------

     (a)  Revolving Credit Borrowing. The Borrower shall give the Administrative
          --------------------------
Agent irrevocable telephonic notice (promptly confirmed in writing in a Borrowing Notice) (which notice must be received by the Administrative Agent prior to Noon, Chicago time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans (accompanied in the case of the initial Loans consisting of Eurodollar Loans on the Closing Date by appropriate indemnification letters to protect the Administrative Agent and Revolving Credit Lenders in the event such Eurodollar Loans are not disbursed on the date set forth in such notice), or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing)), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing shall be in an amount equal to (x) in the case of Base Rate Loans $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall notify each Revolving Credit Lender of the receipt of the Borrower's request prior to the end of business on the day the

Administrative Agent timely receives such notice from the Borrower. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office prior to 1:00 P.M., Chicago time, on the requested Borrowing Date in funds immediately available to the Administrative Agent. Such borrowing will then be made available, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent (or, in the event that the Borrower specifies in the relevant Borrowing Notice a different account into which such amounts should be transferred, the Administrative Agent shall, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, transfer to such account the aggregate amount made available to the Administrative Agent by the Revolving Credit Lenders in immediately available funds).

     (b)  Swingline Loan Borrowing. (i) Whenever the Borrower desires to incur
          ------------------------
Swingline Loans hereunder, the Borrower shall give the Swingline Lender, no later than Noon (Chicago time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Such borrowing will then be made available, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of the Administrative Agent's Payment Office with the amount of such Swingline Loan made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent (or, in the event that the Borrower specifies in the relevant Borrowing Notice a different account into which such amounts should be transferred, the Administrative Agent shall, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, transfer to such account the aggregate amount made available to the Administrative Agent by the Swingline Lender in immediately available funds). Each such notice shall be irrevocable and specify in each case
(A) the date of borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such borrowing. Each Swingline Loan shall be (i) a Base Rate Loan and (ii) in an amount equal to $250,000 or a whole multiple of $250,000 in excess thereof. Each Swingline Loan shall be repaid in full on or before the date that is 15 days subsequent to the date of such Swingline Loan. Not more than nine borrowings of Swingline Loans shall be permitted in any 12-month period.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 2.1(c), with the Borrower irrevocably agreeing, by its incurrence of any
--------------
Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 2.1(c).
--------------

                         SECTION 3.  LETTERS OF CREDIT


     3.1  L/C Commitment. (a) Subject to the terms and conditions hereof, the
          --------------
Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters
                     --------------                                      -------
of Credit") for the account of the Borrower on
---------
any Business Day prior to the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that the
                                                         --------
Issuing Lender shall have no obligation to issue any Letter of Credit if (i) after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments or (ii) it has received notice from the Administrative Agent that the issuance of such Letter of Credit will violate clause (i) above. Each Letter of Credit shall (i) be denominated in Dollars and
----------
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is 30 Business Days prior to the then scheduled Revolving Credit Termination Date; provided that any Letter of Credit
                                             --------
with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
                                                                       ------
(y) above).
---

     (b) Each Letter of Credit shall be subject to the Uniform Customs and to the extent not inconsistent therewith, the laws of the State of Illinois.

     (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2  Procedure for Issuance of Letter of Credit. The Borrower may from to
          ------------------------------------------
time to time request that the Issuing Lender issue a Letter of Credit by delivering concurrently to each of the Administrative Agent and the Issuing Lender at its address for notices specified herein an L/C Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request to conform to its customary issuance procedures. Upon receipt of any L/C Application and so long as it has not received a notice of the type referred to in clause (ii) of the first sentence of Section 3.1(a), the Issuing Lender
      -----------                          --------------
will process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of each Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall furnish reports of issuances of Letters of Credit and other activity to the Revolving Credit Lenders at least once per calendar quarter.

     3.3  Commissions, Fees and Other Charges. (a) The Borrower will pay to the
          -----------------------------------
Administrative Agent, for the account of the Revolving Credit Lenders, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of issuance of such Letter of Credit to the date such Letter of Credit is no longer outstanding, computed at a rate per annum equal to the Applicable Margin then in effect from time to time for Eurodollar Loans and calculated on the average aggregate daily amount available to be drawn under such Letter of Credit for the period as to which payment of such commission is made, payable on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the average aggregate amount available to be drawn under Letters of Credit outstanding during the period for which such fee is calculated, payable quarterly in arrears on each L/C Fee Payment Date that occurs while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled.

     (b)  In addition to the fees and commissions referred to in clause (a)
                                                                 ----------
above, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     3.4  L/C Participants. (a) The Issuing Lender irrevocably agrees to grant
          ----------------
and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, upon demand such L/C Participant shall pay to the Issuing Lender, with notice to the Administrative Agent, at the Issuing Lender's address for notices specified herein, an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Section 6, (iii) any adverse change in the condition (financial or
             ---------
otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any reimbursed portion
                           --------------
of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender when due but is paid within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender (through the Administrative Agent) on demand (i) an amount equal to the product of (x) such amount, times (y) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 and (ii) a customary administrative fee with respect thereto. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made
                                              --------------
available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing Lender submitted to any L/C Participant (with a copy to be provided promptly to the Administrative Agent) with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
                                         --------------
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender.

     3.5  Reimbursement Obligation of the Borrower. If any draft shall be
          ----------------------------------------
presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. If the Issuing Lender notifies the Borrower prior to Noon, Chicago time, on any Business Day of any drawing under any Letter of Credit issued by it, the Borrower shall reimburse the Issuing Lender with respect to such drawing on such Business Day. If the Issuing Lender notifies the Borrower after Noon, Chicago time, on any Business Day of any drawing under any Letter of Credit issued by it, the Borrower shall reimburse the Issuing Lender with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to Base Rate Loans. In addition, the Borrower agrees to reimburse the Issuing Lender for any normal, customary and reasonable fees and charges and for any taxes or other costs or expenses incurred by the Issuing Lender in connection with any payment under any Letter of Credit. Each payment by the Borrower pursuant to this Section 3.5
                                                                -----------
shall be made to the Issuing Lender at its address specified herein in Dollars and in immediately available funds.

     3.6  Obligations Absolute. The Borrower's obligations under this Section 3
          --------------------                                        ---------
shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among
                                -----------
other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Illinois, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

     3.7  Letter of Credit Payments. If any draft shall be presented for
          -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     3.8  Applications. To the extent that any provision of any L/C Application
          ------------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 or such other terms shall apply.

                   SECTION 4.  GENERAL PROVISIONS APPLICABLE
                        TO LOANS AND LETTERS OF CREDIT

     4.1  Commitment Fees, etc. (a) The Borrower agrees to pay to the
          --------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the Revolving Credit Termination Date computed at the Commitment Fee Rate on the daily average of the sum of such Lender's Available Revolving Credit Commitment plus such Lender's Revolving Credit Percentage of all outstanding Swingline Loans, in each case during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 2001, and on the Revolving Credit Termination Date.

     (b) The Borrower agrees to pay to the Administrative Agent and the Arranger certain fees in the amounts and on the dates agreed to in writing from time to time by the Borrower, the Administrative Agent and the Arranger.

     4.2  Voluntary Reduction or Termination of the Revolving Credit
          ----------------------------------------------------------
Commitments. The Borrower shall have the right, upon not less than three
-----------
Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving
                    --------
Credit Commitments shall be permitted if after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total

Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

     4.3  Prepayments.
          -----------

     (a)  Voluntary Prepayments of Loans. The Borrower may at any time and from
          ------------------------------
time to time prepay the Loans, in whole or in part, without premium or penalty (but, in the case of Eurodollar Loans, subject to Section 4.13), upon
                                                  ------------
irrevocable notice delivered to the Administrative Agent prior to Noon, Chicago time, at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans), which notice shall specify the date and amount of prepayment and the Loans to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest (except in the case of prepayments of Revolving Credit Loans which are Base Rate Loans) to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount equal to (a) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof, (b) in the case of Eurodollar Loans, $1,000,000 or a whole multiple thereof and (c) in the case of Swingline Loans, $250,000 or a whole multiple thereof. Prepayments made pursuant to this Section 4.3 shall be
                                                          -----------
made in accordance with Section 4.10.
                        ------------

     (b)  Mandatory Prepayments of Term Loans.
          -----------------------------------

          (i) Concurrently with the receipt by the Borrower or any Subsidiary of any Specified Term Proceeds, the Borrower shall make a prepayment of principal of the Term Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to the aggregate amount of all Specified Term Proceeds received on or after the Closing Date (including such Specified Term Proceeds) minus all Specified Term Proceeds previously applied to prepay Term Loans pursuant to this clause (b).
                            ----------

          (ii) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the issuance of any Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.2), the Borrower
                                                  ------------
shall make a prepayment of principal of the Term Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to the aggregate amount of Net Cash Proceeds received from all such issuances after the Closing Date minus any portion thereof previously applied to prepay Term Loans.

          (iii) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the issuance of any equity securities (other than any issuance of any equity securities in connection with a Permitted Acquisition, the exercise of warrants or employee stock options or the Borrower's employee stock purchase plan), the Borrower shall make a prepayment of principal of the Term Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to 50% of the aggregate amount of Net Cash Proceeds received from all such issuances after the Closing Date minus any portion thereof previously applied to prepay Term Loans.

          (iv) Concurrently with the delivery of the Compliance Certificate as of the end of any fiscal year, the Borrower shall prepay Term Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to the Specified Percentage of Excess Cash Flow for such fiscal year.

     (c)  Mandatory Prepayments of Revolving Credit Loans.
          -----------------------------------------------

          (i) Concurrently with the receipt by the Borrower or any Subsidiary of any Specified Revolver Proceeds, the Borrower shall prepay Revolving Credit Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to the aggregate amount of all Specified Revolver Proceeds received on or after the Closing Date (including such Specified Revolver Proceeds) minus all Specified Revolver Proceeds previously applied to prepay Revolving Credit Loans pursuant to this clause (c).
                                        ----------

          (ii) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the issuance of any Indebtedness (other than Indebtedness permitted to be incurred by Section 8.2), the Borrower shall prepay
                                         -----------
Revolving Credit Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to the aggregate amount of all Net Cash Proceeds received from all such issuances after the Closing Date minus any portion thereof previously or concurrently applied to prepay Term Loans or to prepay Revolving Credit Loans pursuant to this clause (c).
                                        ----------

          (iii) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the issuance of any equity securities (other than any issuance of equity securities in connection with a Permitted Acquisition, the exercise of warrants or employee stock options or the Borrower's employee stock purchase plan), the Borrower shall prepay Revolving Credit Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to 50% of the aggregate amount of all Net Cash Proceeds received from all such issuances after the Closing Date minus any portion thereof previously or concurrently applied to prepay Term Loans or to prepay Revolving Credit Loans pursuant to this clause (c).
                 ----------

          (iv) Concurrently with the delivery of the Compliance Certificate as of the end of any fiscal year, the Borrower shall prepay Revolving Credit Loans by an amount (rounded down, if necessary, to an integral multiple of $500,000) equal to the Specified Percentage of Excess Cash Flow for such fiscal year minus any portion thereof required to be applied to prepay Term Loans.

The application of any prepayment pursuant to this Section 4.3 shall be made as
                                                   -----------
the Borrower shall direct or, in the absence of such direction, first to applicable Base Rate Loans and second to applicable Eurodollar Loans. Each prepayment of Loans under this Section 4.3 shall be accompanied by accrued
                               -----------
interest to the date of such prepayment on the amount prepaid. Prepayments made pursuant to this Section 4.3 shall be made in accordance with Section 4.10.
                 -----------                                  ------------

     4.4  Application of Prepayments of Term Loans.  Each prepayment of Term
          ----------------------------------------
Loans shall be applied pro rata to the remaining installments of the Term Loans.

     4.5  Conversion and Continuation Options. (a) The Borrower may elect from
          -----------------------------------
time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable telephonic notice (promptly confirmed in writing in a Conversion/Continuation Notice) of such election prior to Noon, Chicago time; provided that any such conversion of
                                           --------
Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans (other than Swingline Loans which may not be converted pursuant to this
Section 4.5) to Eurodollar Loans by giving the Administrative Agent irrevocable
-----------
notice of such election specifying the length of the initial Interest Period therefor prior to Noon, Chicago time, at least three Business Days prior to such election; provided that no Base Rate Loan may be converted into a Eurodollar
          --------
Loan when any Event of Default has occurred and is continuing, unless the Required Lenders otherwise consent. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable prior telephonic notice thereof (promptly confirmed in writing in a Conversion/Continuation Notice) to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section
                                                                     -------
1.1, of the length of the next Interest Period to be applicable to such Loans;
---
provided that no Eurodollar Loan may be continued as such (i) when any Event of
--------
Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation or (ii) after the date that is one month prior to the final scheduled termination or maturity date with respect to such Loan, and provided,
                                                                      --------
further, that, if the Borrower shall fail to give any required notice as
-------
described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     4.6  Minimum Amounts and Maximum Number of Eurodollar Tranches.
          ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall more than ten Eurodollar Tranches be outstanding at any one time.

     4.7  Interest Rates and Payment Dates.  (a) Each Eurodollar Loan shall bear
          --------------------------------
interest at a rate per annum equal to the Eurodollar Rate for each Interest Period therefor plus the Applicable Margin.
                ----

     (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
              ----

     (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of principal of Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 4.7 plus 2% or (y) in the case of Reimbursement Obligations, the rate
----------- ----
applicable to Revolving Credit Loans which are Base Rate Loans plus 2%, and (ii)
                                                               ----
if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to the rate applicable to Revolving Credit Loans which are Base Rate Loans plus 2% from the date of such non-payment until
                                ----
such amount is paid in full, after as well as before judgment.

     (d) Interest shall be payable by the Borrower in arrears on each Interest Payment Date and on the Termination Date; provided that interest accruing
                                          --------
pursuant to clause (c) of this Section 4.7 shall be payable from time to time on
            ----------         -----------
demand.

     4.8  Computation of Interest and Fees. (a) Interest, fees and commissions
          --------------------------------
payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the applicable Lenders in the absence of manifest error.

     4.9  Inability to Determine Interest Rate.  If, prior to the first day of
          ------------------------------------
any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) the Administrative Agent shall have received notice from the Required Lenders under a Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Eurodollar Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, (i) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (ii) any Loans under the relevant Facility that were to have been converted to or continued as Eurodollar Loans on the first day of such Interest Period shall be continued as or converted to Base Rate Loans on such day. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

     4.10 Pro Rata Treatment and Payments. (a) Each Borrowing of Revolving
          -------------------------------
Credit Loans, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Credit Commitments shall be made pro rata according to the respective Revolving Credit Percentages of the Revolving Credit Lenders.

     (b) (i) Except as otherwise expressly provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders and (ii) each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.

     (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., Chicago time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (unless, in the case of a Eurodollar Loan, such next succeeding Business Day is the first Business Day of a calendar month, in which case such payment shall be due and payable on the immediately preceding Business Day). In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the

Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent, plus customary administrative fees. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.10(d) shall be conclusive in the absence of manifest
                 ---------------
error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the relevant Borrowing Date, the Administrative Agent shall also be entitled to recover from the Borrower such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand.

     4.11  Requirements of Law. (a) If, after the date hereof, the adoption of
           -------------------
or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental Authority made subsequent to the date hereof:

           (i) shall subject any Lender to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by or commitments of, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

           (iii) shall impose on such Lender any other condition (except relating to Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its written demand therefor which sets forth in reasonable detail the basis therefor and the calculation thereof, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 4.11, it shall promptly notify the Borrower (with a copy to the
------------
Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that, after the date hereof, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any Person controlling such Lender with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such Person's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor which sets forth in reasonable detail the basis therefor and the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

     (c)  A certificate as to any additional amounts payable pursuant to this
Section 4.11 submitted by any Lender to the Borrower (with a copy to the
------------
Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payment to any Lender pursuant to Section 4.11 with
                                                              ------------
respect to rights to payments of amounts which arise during, or relate to, periods more than 180 days prior to the later to occur of (i) such Lender's request for such payment and (ii) the date such Lender first knew (or should have known) of the existence of circumstances entitling such Lender to such payment. The obligations of the Borrower pursuant to this Section 4.11 shall
                                                          ------------
survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     4.12 Taxes. (a) All payments made by the Borrower under this Agreement
          -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed on the Administrative Agent or any Lender as a result of a connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations, received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided,
                                                                      --------
however, that the Borrower shall not be required to increase any such amounts
-------
payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of
                ----------
this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent, for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure (other than to the extent payable as a result of the gross negligence or wilful misconduct of the Administrative Agent or a Lender). The Borrower shall make any payments required pursuant to the immediately preceding sentence within 15 days after receipt of written demand therefor from the Administrative Agent or any Lender. The agreements in this Section 4.12 shall survive the termination of this
                       ------------
Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either IRS Form W-8BEN or W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

     4.13 Indemnity. The Borrower agrees to indemnify each Lender and to
          ---------
hold each Lender harmless from any loss or expense which such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such
        ----
Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this
Section 4.13 submitted to the Borrower by any Lender shall be conclusive in the
------------
absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     4.14 Change of Lending Office. Each Lender agrees that, upon the occurrence
          ------------------------
of any event giving rise to the operation of Section 4.11 or 4.12(a) with
                                             ------------    -------
respect to such Lender, it will use reasonable efforts to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms
                                --------
that, in the reasonable judgment of such Lender, cause such Lender or such of its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 4.14 shall affect or
    --------  -------                       ------------
postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.11 or 4.12(a).
            ------------    -------

     4.15 Replacement of Lenders under Certain Circumstances. The Borrower
          --------------------------------------------------
shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 4.11 or 4.12 or (b) defaults in its obligation
                          ------------    ----
to make Loans hereunder, with a replacement financial institution; provided that
                                                                   --------
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) with respect to clause (a) hereof, prior to any such
                                   ----------
replacement, such Lender shall not have taken actions to eliminate the continued need for payment of amounts owing pursuant to Section 4.11 or 4.12, (iv) the
                                              ------------    ----
replacement financial institution shall purchase, at par, all Loans, L/C Obligations, Swingline Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.13 if any Eurodollar Loan owing to such replaced
                      ------------
Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to
                  ------------  --------
pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.11 or 4.12, as the
                                                 ------------    ----
case may be, and (ix) in the case of clause (b) above, any such replacement
                                     ----------
shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  SECTION 5.  REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make, issue or participate in the Loans and the Letters of Credit, as the case may be, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     5.1  Financial Condition. (a) The audited consolidated balance sheets of
          -------------------
the Borrower as at June 30, 1998, June 30, 1999 and June 30, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from the Borrower's Accountant, present fairly, in all material respects, the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended in accordance with GAAP. All such financial statements, including any related schedules or notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). As of the date hereof, except as set forth in
Schedule 5.1, the Borrower has no material Guaranty Obligations, contingent
------------
liabilities or liabilities for taxes, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives. During the period from June 30, 2000 to and including the date hereof, there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property except as enumerated in
Schedule 5.1.
------------

     5.2  No Change. (i) As of the Closing Date, there has been no development
          ---------
or event since June 30, 2000 affecting Borrower and its Restricted Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect, and
(ii) as of each Borrowing Date, there has been no development or event affecting Borrower and its Restricted Subsidiaries since the most recent Borrowing Date which has had or is reasonably likely to have a Material Adverse Effect.

     5.3  Corporate Existence; Compliance with Law. The Borrower and each of its
          ----------------------------------------
Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.4  Corporate Power; Authorization; Enforceable Obligations. Each Loan
          -------------------------------------------------------
Party has the requisite corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents except (i) consents, authorizations, filings and notices described in Schedule 5.4, which
                                                           ------------
consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.20. Each
                                                             ------------
Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.5  No Legal Bar. The execution, delivery and performance of this
          ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would have a Material Adverse Effect.

     5.6  No Material Litigation. Except as set forth in Schedule 5.6, no
          ----------------------                         ------------
material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge the Borrower, threatened by or against the Borrower or any other Loan Party or against any of their respective Properties or revenues.

     5.7  No Default. None of the Borrower or any other Loan Party is in default
          ----------
under or with respect to any of its Contractual Obligations in any respect which would have a Material Adverse Effect. No Default has occurred and is continuing.

     5.8  Ownership of Property; Liens. The Borrower and each other Loan Party
          ----------------------------
has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except for Permitted Liens.

     5.9  Intellectual Property. (a) The Borrower and each other Loan Party
          ---------------------
owns, or is licensed to use, all Intellectual Property that is material to the continued conduct of its respective Business as currently conducted; (b) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property which is reasonably likely to have a Material Adverse Effect, nor do the Executive Officers and Directors of the Borrower know of any valid basis for any such claim; and (c) the use of Intellectual Property by the Borrower and each other Loan

Party does not infringe on the rights of any Person, which infringement would have a Material Adverse Effect.

     5.10  Taxes. The Borrower and each other Loan Party has filed or caused
           -----
to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves to the extent required by GAAP have been provided on the books of the Borrower or the applicable Loan Party, as the case may be); no tax Lien not permitted by Section 8.3 has been filed, and, to the knowledge of
                          -----------
the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     5.11  Federal Regulations. Except for purchases of stock of the Borrower
           -------------------
which is immediately retired, no part of the proceeds of any Loans will be used for "purchasing" or "carrying" (as each such term is defined in Regulation U of the FRB) any Margin Stock or for any purpose which violates the provisions of any regulation of the FRB.

     5.12  Labor Matters.  Except as set forth in Schedule 5.12:
           -------------                          -------------

     (a) There are no strikes or other labor disputes against the Borrower or any other Loan Party pending or threatened that (individually or in the aggregate) is reasonably likely to have a Material Adverse Effect.

     (b) Hours worked by and payment made to employees of the Borrower and each other Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters that (individually or in the aggregate) is reasonably likely to have a Material Adverse Effect.

     (c) All payments due from the Borrower or any other Loan Party on account of employee health and welfare insurance that (individually or in the aggregate) could have a Material Adverse Effect if not paid, have been paid or accrued as a liability on the books of the Borrower or, as applicable, the relevant Subsidiary.

     5.13  ERISA. (a) Neither a Reportable Event nor an "accumulated funding
           -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date of this Agreement for which the Borrower or any Commonly Controlled Entity has or had an obligation to provide notice to the PBGC, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (b) no termination of a Single Employer Plan has occurred, and no Lien (other than a Permitted Lien) in favor of the PBGC or a Plan has arisen, during such five-year period; (c) the present value of all accrued benefits under each Single Employer Plan (based on the assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount; (d) none of the Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity reasonably expects that it would become subject to any liability under ERISA which could have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

     5.14  Investment Company Act; Other Regulations. No Loan Party is an
           -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the FRB and general fraudulent conveyance and similar principles) which limits its ability to incur indebtedness.

     5.15  Subsidiaries. As of the date hereof, the Persons listed on
           ------------
Schedule 5.15 constitute all the Subsidiaries of the Borrower and are identified
-------------
as Domestic Subsidiaries, Foreign Subsidiaries, Restricted Subsidiaries or Unrestricted Subsidiaries, as appropriate.

     5.16  Subsidiary Restrictions. On the date hereof, no Loan Party is
           -----------------------
subject to any Subsidiary Restrictions, except Subsidiary Restrictions contained in the Loan Documents.

     5.17  Use of Proceeds. (a) The proceeds of the Revolving Credit Loans
           ---------------
shall be used (i) to finance Permitted Acquisitions and (ii) for the ongoing working capital needs of the Borrower and the other Loan Parties (including the refinancing of existing Indebtedness) in the ordinary course of business, for capital expenditures and for other general corporate purposes (excluding the financing of the Tender Offer).

     (b)   The proceeds of the Term Loans shall be used to finance the Tender
Offer.

     (c) None of the Borrower or any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.18  Environmental Matters.  Except for those environmental matters as
           ---------------------
are not reasonably likely to have a Material Adverse Effect or as disclosed in
Schedule 5.18:
-------------

     (a) The facilities and properties owned, leased or operated by the Borrower and each other Loan Party (the "Subject Properties") do not contain,
                                         ------------------
and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which constitute or constituted a violation of, or could give rise to liability under, any Environmental Law.

     (b) The Subject Properties and all operations at the Subject Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Subject Properties or violation of any Environmental Law with respect to the Subject Properties or the business operated by the Borrower and any Loan Party (the "Business") which could interfere with the continued operation of the
      --------
Subject Properties or impair the fair saleable value thereof. Neither the Borrower nor any other Loan Party has assumed any liability of any other Person under Environmental Laws.

     (c) None of the Borrower or any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Subject Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Subject Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administration or judicial requirements outstanding under any Environmental Law with respect to the Subject Properties or the Business.

     (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Subject Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     5.19  Accuracy of Information, etc. The projections and pro forma financial
           ----------------------------                      --- -----
information contained in the materials delivered to the Administrative Agent in connection herewith are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Executive Officers and Directors of the Borrower that is reasonably likely to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     5.20  Security Documents. (a) The Guaranty and Collateral Agreement is
           ------------------
effective to create in favor of the Administrative Agent, for itself and for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other similar, limiting statutes. In the case of the Pledged Stock described in the Guaranty and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, together with stock powers executed in blank, and in the case of the other Collateral described in the Guaranty and Collateral Agreement, when financing statements in appropriate form are filed in the office specified on
Schedule 5.20(a), the delivery of such Pledged Stock and related stock powers
----------------
and the filing of such financing statements shall create a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent that delivery of such Pledged Stock and related stock powers and filing a financing statement is effective to perfect such security interests, as security for the Obligations (as defined in the Guaranty and Collateral Agreement) to the Administrative Agent and to the Lenders, in each case prior and superior in right to any other Person, except for Permitted Liens.

     (b) Each of the Mortgages, if any, is effective to create in favor of the Administrative Agent, for itself and for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the applicable offices, each such Mortgage shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except for Permitted Liens or Liens previously disclosed to and approved by Administrative Agent.

     5.21  Solvency. The Borrower, individually is, and the Borrower and its
           --------
Restricted Subsidiaries collectively are, and after giving effect to the incurrence of all Indebtedness and obligations in connection herewith and taking into account all of the terms and provisions of the other Loan Documents will be, Solvent.

     5.22  Tender Offer. (a) The Tender Offer will comply in all material
           ------------
respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Tender Offer will be duly obtained and in full force and effect prior to the consummation thereof.

     (b) The consummation of the Tender Offer will not violate any statute or regulation of the United States or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body, or result in a breach of, or constitute a default under, any material agreement or indenture, or any order or decree, affecting the Borrower or any of its Subsidiaries.

     (c) The Borrower will not agree to any amendment, waiver or other modification to the Tender Offer Documents which would have a Material Adverse Effect.

  SECTION 6.  EFFECTIVENESS; CONDITIONS TO LOANS AND LETTERS OF CREDIT

     6.1   Effectiveness. This Agreement shall become effective, and all loans
           -------------
and letters of credit outstanding under the Existing Agreement shall be deemed to be Loans made and Letters of Credit issued hereunder, on the date (the "Closing Date") on which the following conditions shall have been satisfied:
 ------------

     (a)   Loan Documents. The Administrative Agent shall have received, in form
           --------------
and substance satisfactory to the Administrative Agent, (i) the Confirmation, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (ii) for the account of each relevant Lender, at the option of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower and (iii) such other Security Documents (in addition to the documents referred to in the Confirmation) as may be reasonably requested by the Administrative Agent.

     (b)   Financial Statements. The Lenders shall have received (i) audited
           --------------------
consolidated financial statements of the Borrower for the 1998, 1999 and 2000 fiscal years and (ii) an unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the fiscal quarter ended September 30, 2000 on a pro forma basis after giving effect to the transactions contemplated by this Agreement.

     (c)   Approvals. All governmental and third party approvals (including
           ---------
landlords' and other consents) necessary or advisable in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the financing thereof or any other financing contemplated hereby.

     (d)   Tender Offer. The Administrative Agent shall have reviewed and be
           ------------
satisfied with all Tender Offer Documents and shall be satisfied that, no later than ten Business Days following the Tender Offer Expiration Date, the Borrower will have purchased shares of Capital Stock of the Borrower pursuant to the Tender Offer in an amount not more than the sum of the aggregate principal amount of the Term Loans plus $11,000,000.

     (e)   Closing Certificate. The Administrative Agent shall have received,
           -------------------
with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate
                                           ---------
insertions and attachments.

     (f)   Legal Opinions. The Administrative Agent shall have received the
           --------------
executed legal opinions of:

           (i) Carol M. Vanairsdale, Esq., counsel to the Loan Parties, substantially in the form of Exhibit E-1; and
                                  -----------

           (ii) Latham & Watkins, special counsel to the Loan Parties, substantially in the form of Exhibit E-2.
                                  -----------

     (g)   Fees. The Administrative Agent shall have received the fees required
           ----
to be paid to it, the Arranger and the Lenders on or prior to the Closing Date and any invoices for expenses payable hereunder presented to the Borrower shall have been paid by the Borrower or provided for to the satisfaction of the Administrative Agent.

     (h)   Solvency Opinion. The Administrative Agent shall have received a
           ----------------
solvency opinion relating to the solvency of the Borrower after giving effect to the transactions contemplated hereby, acceptable in form and substance to the Administrative Agent from the chief financial officer of the Borrower.

     (i)   Insurance. The Administrative Agent shall have received insurance
           ---------
certificates, and all requested documentation relating to the Borrower's insurance programs, acceptable in form and substance to the Administrative Agent and, in addition, consistent in all respects with the requirements of the Guaranty and Collateral Agreement.

     (j)   No Change. Since June 30, 2000, there shall have been no material
           ---------
adverse change (i) to the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) or prospects of the Borrower and the other Loan Parties taken as a whole or (ii) in the facts and information regarding the Borrower and each other Loan Party provided to the Administrative Agent as of the date hereof.

     (k)   Additional Matters. All corporate and other proceedings, and all
           ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request consistent with this Agreement.

     6.2   Conditions to Each Extension of Credit. The agreement of each Lender
           --------------------------------------
to make any extension of credit (including the issuance, extension or renewal of any Letter of Credit) requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

     (a)   Representations and Warranties. Each of the representations and
           ------------------------------
warranties (other than those which speak as of a particular date) made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

     (b)  No Default.  No Default shall have occurred and be continuing
          ----------
on such date or after giving effect to such extension of credit.

     (c)  No Injunction. No injunction or other restraining order shall have
          -------------
been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

Each borrowing of Loans and each issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.
                                                -----------

                       SECTION 7.  AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall, and shall cause each other Loan Party to:

     7.1  Financial Statements.  Furnish, or cause to be furnished, to the
          --------------------
Administrative Agent and each Lender:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows (including a calculation of Excess Cash Flow and a separate calculation on an unaudited and itemized basis by a Responsible Officer reflecting on each line item of such financial statements the effect, if any, of including the operations of Unrestricted Subsidiaries in such consolidated financial statements) for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by the Borrower's Accountant; and

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending December 31, 2000, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows (including a calculation of Excess Cash Flow) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, in each case certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Borrower's Accountant or the Responsible Officer, as the case may be, and disclosed therein).

     7.2  Certificates; Other Information.  Furnish, or cause to be furnished,
          -------------------------------
to the Administrative Agent:

     (a) concurrently with the delivery of the annual financial statements referred to in Section 7.1(a), a certificate of the Borrower's Accountant
               --------------
stating that in making the examination necessary therefor such firm did not discover the existence of any Default, except as specified in such certificate;

     (b)  concurrently with the delivery of any financial statements pursuant to Section 7.1(a) and 7.1(b), (i) a certificate of a Responsible Officer stating
   --------------     ------
that such Responsible Officer has obtained no knowledge that any Default has occurred and is continuing, except, in each case, as specified in such certificate, (ii) a Compliance Certificate in the form of Exhibit B, including
                                                          ---------
information in reasonable detail for determining compliance by the Borrower and each other Loan Party with the financial covenants set forth in this Agreement as of the last day of the applicable fiscal quarter or fiscal year, as the case may be, and (iii) to the extent not previously disclosed to the Administrative Agent (or the Administrative Agent notifies the Borrower that such information is no longer required hereunder), a listing of (x) any county or state within the United States where any Loan Party keeps inventory or equipment, (y) of any Intellectual Property of material value acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (iii) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any change in the jurisdiction of organization of any Loan Party;

     (c) as soon as available, and in any event (i) no earlier than 60 days and no later than 30 days prior to the end of each calendar year, a draft of the consolidated budget and (ii) no later than 30 days following the end of each calendar year, the final consolidated budget, in each case, for the following calendar year prepared on a quarter-by-quarter basis, and, as soon as available, significant revisions, if any, of such budget and projections with respect to such calendar year, in form and substance satisfactory to the Administrative Agent;

     (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after the end of each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter or fiscal year and, in the case of each quarterly discussion and analysis, for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

     (e) no later than five Business Days prior to the effectiveness thereof, a copy of a substantially final draft of any proposed amendment, supplement, waiver or other modification to any Subordinated Note Document;

     (f) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or equity securities, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

     (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     7.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all material obligations of whatever nature, including income, real property or other taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, to the extent and for so long as (i) the failure to make such payment, in the case of income, real estate or other taxes would result in the attempted or actual foreclosure of a lien against any of the Property of the Borrower or its Restricted Subsidiaries or
(ii) the failure to make such payment would constitute an Event of Default pursuant to Section 9(e).
            ------------

     7.4  Conduct of Business and Maintenance of Existence, etc. (a)(i)
          -----------------------------------------------------
Continue to engage in business of the same general type as now conducted by one or more Loan Parties or the real estate services business, (ii) preserve, renew and keep its existence in full force and effect (provided, however, that this
                                                 --------  -------
covenant shall not be construed to prohibit any merger, consolidation or other transaction elsewhere permitted herein) and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise expressly permitted by Section 8.4 or for such of the foregoing is not reasonably likely
             -----------
to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not likely to have a Material Adverse Effect.

     7.5  Maintenance of Property; Insurance. (a) Maintain its property in
          ----------------------------------
good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     7.6  Inspection of Property; Books and Records; Discussions. (a) Keep
          ------------------------------------------------------
books of records and accounts in which full entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent at the Borrower's cost (or any Lender at such Lender's cost) to visit and inspect any of its properties and examine and make abstracts from any of the Borrower's books and records at any reasonable time and as often as may reasonably be desired, conduct field audits of the assets and operations of the Borrower and its Subsidiaries, and discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with the Borrower's Accountant.

     7.7  Notices. Promptly after any Executive Officer or Director of the
          -------
Borrower knows or should have known of the occurrence of any of the events described below, give notice to the Administrative Agent and each Lender of:

     (a)  the occurrence of any Default;

     (b)  any (i) default or event of default under any Contractual
Obligation of the Borrower or any other Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any other Loan Party and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, is reasonably likely to have a Material Adverse Effect;

     (c) any litigation or proceeding (including any litigation or proceeding under any Environmental Law) affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance, or as to which insurance coverage has been denied, or in which injunctive or similar relief is sought the effect of which, if granted, is reasonably likely to have a Material Adverse Effect;

     (d) the following events, as soon as possible and in any event within 30 days after any such officer or director of the Borrower knows or should have known of the existence of any of the following: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan within the time prescribed by applicable law, the creation of any Lien on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC, or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

     (e) any development or event which has had or would have a Material Adverse Effect; and

     (f)  each Disposition (i) outside the ordinary course of business or
(ii) of any asset(s) having a combined book value at the time of such disposition of $1,000,000 or more.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of
                             -----------
a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Loan Party proposes to take with respect thereto.

     7.8  Compliance with Laws.  (a) Comply in all material respects with all
          --------------------
applicable laws, regulations, decrees, orders, judgments, licenses, material contracts and permits.

     (b) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case where the failure to do so is not reasonably likely to have a Material Adverse Effect.

     (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Law, except in each case where the failure to do so is not reasonably likely to have a Material Adverse Effect.

     7.9  Additional Collateral, etc. (a) With respect to any Property
          --------------------------
acquired after the Closing Date by the Borrower or any other Loan Party for over $500,000 (other than (x) any Property described in clause (b), (c) or (d) below
                                                   ----------  ---    ---
and (y) any Property subject to a Lien expressly permitted by Section 8.3(g),
                                                              --------------
(h) or (k)) as to which the Administrative Agent, for the benefit of the
---    ---
Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guaranty and Collateral Agreement or such other documents as are necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Collateral Agreement or by law or as may be requested by the Administrative Agent.

     (b) With respect to any fee or leasehold interest in any real estate having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by
Section 8.3(g) or (k)), promptly (i) execute and deliver a first priority
--------------    ---
(except to the extent that such Liens affect such real estate) mortgage or deed of trust, as the case may be, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with title and extended coverage insurance, together with surveys, covering such real estate, any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent, any legal opinions relating to the matters described above, all of which insurance, surveys, consents, estoppels and legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (c) With respect to any new Restricted Subsidiary created or acquired after the Closing Date by a Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guaranty and Collateral Agreement as the Administrative Agent deems necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (except to the extent that Inchoate Tax Liens affect such Capital Stock) security interest in the Capital Stock of such new Subsidiary which is owned by a Loan Party, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, (iii) cause such new Restricted Subsidiary
(A) to become a party to the Guaranty and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guaranty and Collateral Agreement with respect to such new Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Collateral Agreement or by law or as may be requested by the Administrative Agent and (iv) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (d) With respect to any Foreign Subsidiary or any new Foreign Subsidiary created or acquired after the Closing Date by a Loan Party that, if it was instead a Domestic Subsidiary would constitute a Restricted Subsidiary, promptly
(i) execute and deliver to the Administrative Agent such amendments to the applicable Pledge Agreement as the Administrative Agent deems necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (except to the extent that Inchoate Tax Liens affect such Capital Stock) security interest in 65% of the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and (iii) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     7.10 Interest Rate Protection. Within 90 days following the Effective
          ------------------------
Date, enter into one or more interest rate protection agreements with counterparties reasonably satisfactory to the Administrative Agent (each, an "Interest Rate Protection Agreement") effectively fixing the interest rates (at rates reasonably satisfactory to the Administrative Agent) on not less than 50% of the aggregate principal amount of the Term Loans scheduled to be outstanding for a period of not less than three years.

     7.11 Insurance. Each Loan Party shall (i) keep all Property insured
          ---------
under casualty insurance policies in amounts and with insurers as shall be reasonably acceptable to the Administrative Agent and (ii) execute and deliver such loss payee endorsements as Administrative Agent may reasonably request. In addition, each Loan Party shall maintain such liability insurance, including Workmen's Compensation and errors and omissions insurance, in such amounts and of such types as are customary for businesses similar to that of such Loan Party and as are otherwise reasonably acceptable to the Administrative Agent. Policies of insurance required hereunder shall inure to the benefit of the Lenders through such endorsements and assignments as the Administrative Agent shall reasonably deem necessary or appropriate.

                        SECTION 8.  NEGATIVE COVENANTS

          The Borrower agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          8.1  Financial Condition Covenants.
               ----------------------------

          (a)  Maximum Leverage Ratio. Permit the Leverage Ratio to exceed (i)
               ----------------------
2.00 to 1.00 at any time during the calendar year ending December 31, 2001, (ii)
1.75 to 1.00 at any time during the calendar year ending December 31, 2002 and
(iii) 1.50 to 1.00 at any time thereafter.

          (b)  Consolidated Fixed Charge Coverage Ratio.  Permit the
               ----------------------------------------
Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than 1.10:1.00.

          (c)  Adjusted EBITDA.  Permit Adjusted EBITDA for the four
               ---------------
consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than $31,000,000.

          8.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b)  Indebtedness of any Loan Party to any other Loan Party;

          (c)  Indebtedness secured by Liens permitted by Section 8.3(g), or
                                                          --------------
8.3(k);
------

          (d)  Indebtedness outstanding on the date hereof and listed on
Schedule 8.2(d) and any refinancings, refundings, renewals or extensions thereof
---------------
(but not any increase in the principal amount thereof);

          (e)  (i) Guaranty Obligations not prohibited by Section 8.7 hereof and
                                                          -----------
(ii) Guaranty Obligations arising in the ordinary course of business by the Borrower or any Loan Party of obligations of any other Loan Party;

          (f) other Indebtedness not otherwise prohibited by the terms of the proviso set forth at the end of this Section 8.2;
                                     -----------

          (g)  Capital Lease Obligations;

          (h) any Indebtedness extending the maturity of, or refunding or refinancing (but not any increase in the principal amount thereof), in whole or in part, any Indebtedness otherwise permitted hereunder; provided that the terms
                                                         --------
(including principal amount, interest rate,
limitations on liens, if any, guaranties, if any, collateral, if any, and subordination terms, if any, but excluding interest rates and fees to the extent that such interest rates and fees are deemed by the Administrative Agent, in its reasonable discretion, to be "market" rates and fees at the time of such extension, refunding or refinancing) taken as a whole of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Loan Parties, as determined by the Administrative Agent in its reasonable discretion, than the terms governing the Indebtedness so extended, refunded or refinanced (provided that no unsecured Indebtedness shall be refunded or refinanced by
 --------
secured Indebtedness);

          (i) Indebtedness of any Person that becomes a Subsidiary of the Borrower and Indebtedness incurred by any Loan Party in connection with any Permitted Acquisition after the date hereof in accordance with the terms hereof that is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower); and

          (j)  Indebtedness under the Subordinated Notes;

provided, however, that notwithstanding the provisions of subsections 8.2(a)
--------  -------                                         ------------------
through 8.2(j) above, (i) the aggregate amount of all Indebtedness described in
        ------
subsections 8.2(c), (f), (g), (h) and (i) that is secured by Liens shall at no
------------------  ---  ---  ---     ---
time exceed $2,000,000, (ii) the aggregate amount of an Indebtedness described in subsections 8.2(c), (f), (g), (h) and (i) shall at no time exceed $6,000,000
   ------------------  ---  ---  ---     ---
and (iii) the aggregate amount of all Indebtedness described in subsection
                                                                ----------
8.2(j) shall at no time exceed $6,000,000.
------
          8.3  Limitation on Liens. Create, incur, assume or suffer to exist any
               -------------------
Lien upon any of the Borrower's or its Subsidiaries' Property or revenues, whether now owned or hereafter acquired, except for the following (collectively, "Permitted Liens"):
 ---------------

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect
                                  --------
thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, to the extent required by GAAP;

          (b) Liens arising in the ordinary course of business of the Borrower or its Subsidiaries which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance, social security and other legislation affecting the Borrower or its Subsidiaries;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business of the Borrower or its Subsidiaries which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f)  Liens in existence on the date hereof listed on Schedule 8.3(f)
                                                               ---------------
securing Indebtedness permitted by Section 8.2(d); provided that no such Lien is
                                   --------------
spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(c) to finance the acquisition of
                                --------------
equipment or fixed or capital assets; provided that (i) such Liens shall be
                                      --------
created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (and related general intangibles and identifiable proceeds specifically related to or arising out of such Property) and (iii) the principal amount of Indebtedness secured thereby is not increased;

          (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased (and related general intangibles and identifiable proceeds specifically related to such assets);

          (i)  Liens created pursuant to the Security Documents;

          (j)  Liens existing on the date hereof and described on Schedule
                                                                  --------
8.3(j) hereto;
------

          (k) Liens securing Indebtedness on Property acquired by a Loan Party or on Property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens (other than replacement
                            --------
Liens permitted elsewhere herein) were not created in contemplation of such acquisition, merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

          (l) Liens in respect of goods consigned to the Borrower or any of its Subsidiaries in the ordinary course of business; provided that such Liens are
                                                 --------
limited to the goods so consigned;

          (m)  subject to the limitations described in the proviso at the end of
Section 8.2, Liens securing Indebtedness permitted pursuant to subsections
-----------                                                    -----------
8.2(c), (f), (g), (h) and (i); and
------  ---  ---  ---     ---

          (n) the replacement, extension, or renewal of any Lien permitted hereunder.

          8.4  Limitation on Fundamental Changes. Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its assets, or make any material change in the character of its business except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                      --------
surviving corporation) or with or into any Loan Party (provided that such Loan
                                                       --------
Party shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Loan Party; and

          (c)  Permitted Acquisitions.

          8.5  Limitation on Sale of Assets. Dispose of any of its assets
               ----------------------------
(including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except in the case of the Borrower and any of its Subsidiaries:

          (a)  the Disposition of assets in the ordinary course of business;

          (b)  Dispositions permitted by Section 8.4(b);
                                         --------------

          (c) the sale or issuance of the Capital Stock of any Subsidiary to the Borrower or any Restricted Subsidiary; and

          (d)  subject to Section 4, the Disposition of other assets having Net
                          ---------
Cash Proceeds not to exceed $1,000,000 in the aggregate in any fiscal year; provided that (i) at least 75% of the consideration from any such Disposition is
--------
received in cash or Cash Equivalents, (ii) the Borrower or the relevant Subsidiary receives consideration at the time of such Disposition at least equal to the fair market value of the assets subject thereto in the case of any Disposition, and (iii) all of the Net Cash Proceeds of such Disposition are reinvested in substitute or other assets used or useful in Borrower's Business or applied in accordance with Section 4 hereof.
                              ---------

          8.6  Limitation on Dividends; Restricted Payments. Declare or pay any
               --------------------------------------------
dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Loan Party or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of any Loan Party (collectively, "Restricted Payments"), except that
                                              -------------------
(i) any Loan Party may make Restricted Payments to another Loan Party; (ii) any purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of common stock of the Borrower effected solely through the issuance of common stock of the Borrower having the same economic and voting terms as such class of common stock shall be permitted; (iii) the Borrower may repurchase shares of its common stock pursuant to the Tender Offer; and (iv) the Borrower may repurchase additional shares of its Capital Stock for a purchase price not to exceed $2,000,000 in the aggregate so long as no Default exists at the time of such repurchase or would result therefrom.

          8.7  Guaranties. At any time, directly or indirectly, become or be
               ----------
liable in respect of any Guaranty Obligations, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for those relating to (i) Guaranty Obligations in respect of obligations of the Loan Parties permitted hereunder, (ii) Guaranty Obligations described on Schedule 8.7, (iii) Guaranty Obligations arising in
                         ------------
connection with indemnity programs for employees and or agents provided that such Guaranty Obligations do not exceed in the aggregate at any time $5,000,000,
(iv) Guaranty Obligations in respect of loans and advances made to employees and/or agents pursuant to the Commission Advance Program or on account of errors and omissions insurance coverage programs; provided that, after giving effect
                                           --------
thereto, the aggregate amount of all Guaranty Obligations permitted by this subsection (iv) plus the aggregate amount of loans and advances made pursuant to
---------------
subsections (f), (g) and (j) of Section 8.8 shall not exceed $6,000,000.
---------------  ---     ---    -----------

          8.8  Limitation on Investments, Loans and Advances. Make any advance,
               ---------------------------------------------
loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person (collectively, "Investments"), except for:
 -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c)  Guaranty Obligations expressly permitted by Section 8.2;
                                                           -----------

          (d) promissory notes and other similar non-cash consideration received by the Borrower and any Loan Party in connection with the Dispositions permitted by Section 8.5;
             -----------

          (e) Investments by the Borrower or any Loan Party in the Borrower or any Person that, prior to such Investment, is a Loan Party;

          (f) loans and advances to employees and/or agents to meet expenses incurred by such employees and/or agents in the ordinary course of the Business;

          (g) loans and advances in the ordinary course of business to vendors or suppliers of the Borrower and any Loan Party in the ordinary course of Business or relating to relocation expenses;

          (h)  Investments existing on the date hereof and described on
Schedule 8.8(h) hereto;
---------------

          (i)  Investments consisting of Permitted Acquisitions;

          (j) loans or other advances under the Commission Advance Program to, or on account of errors and omissions insurance premium payments for, employees and/or agents; and

          (k)  Restricted Investments permitted by Section 8.9; provided,
                                                   -----------  --------
however, that the aggregate amount of all Investments made pursuant to this
-------
Section 8.8(k) shall not exceed at the time such Investments are made (i)
--------------
$8,000,000 at any time that the Leverage Ratio as shown on the Compliance Certificate for the most recent fiscal quarter is less than 1.0 to 1 or (ii) $5,000,000 at any other time; and provided, further, that the aggregate amount
                                  --------  -------
of all Investments made pursuant to this Section 8.8(k) shall not exceed
                                         --------------
$2,500,000 in any Loan Year provided that the sum of (i) the aggregate amount of
                            --------
Investments made pursuant to subsections 8.8(f), (g) and (j) above plus (ii) the
                             ------------------  ---     ---       ----
aggregate amount of Guaranty Obligations permitted solely by subsection 8.7(iv),
                                                             ------------------
shall not exceed $6,000,000.

          8.9  Subsidiaries, Partnerships, Joint Ventures and Restricted
               ---------------------------------------------------------
Investments. Own or create, directly or indirectly, any Subsidiaries other than
-----------
(i) any Subsidiary listed on Schedule 5.15, (ii) any Subsidiary formed after the
                             -------------
Closing Date which joins the applicable Security Documents; provided that the
                                                            --------
Required Lenders shall have consented to such formation and joinder and that (x) such Subsidiary shall grant a valid first priority (subject only to Permitted Liens) security interest in favor of the Administrative Agent in the assets held by such Subsidiary and (y) each applicable Loan Party shall grant a valid first priority security interest in favor of the Administrative Agent in the stock or other ownership interests held by the applicable Loan Party in such Subsidiary, and (iii) any other Subsidiary formed after the Closing Date that has been approved in writing by the Administrative Agent, in its sole and absolute discretion. Neither the Borrower nor any other Loan Party shall become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Borrower or another Loan Party may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Borrower and the other Loan Parties may become a member or manager of, or hold a limited liability company interest in, other Loan Parties,
(3) become a joint venturer or hold a joint venture interest in any joint venture, or (4) make any other Investments (except those permitted pursuant to
Section 8.8) in any Person. Notwithstanding the foregoing, the Borrower and any
-----------
other Loan Party may (1) be a general or limited partner in any general or limited partnership, (2) be a member or manager of, or hold a limited liability company interest in, a limited liability company, (3) be a joint venturer or hold a joint venture interest in any joint venture or (4) make and maintain equity investments in real estate portfolios and Persons which own or manage commercial real estate (each a "Restricted Investment"); provided that each of
                                ---------------------    --------
the following requirements is met:

          (i) the Loan Party making the Investment shall, to the extent permitted by applicable investment contracts and other documents relating to such Investment, grant and cause to be perfected a first priority security interest or other first lien position

         (except for Permitted Liens) of the Loan Party's interest in the property constituting the Restricted Investment;

                  (ii) the nature of the Investment and the Person or property subject to the Investment shall not result in the Loan Party becoming directly or contingently liable for any obligations of such Person or related to such property in excess of the amount of the Investment, nor shall the Investment constitute a direct investment by the Loan Party in real property or real property improvements; and

                  (iii) no Default exists at the time such Restricted Investment is made or would occur as a result of such Restricted Investment.

         8.10 Limitation on Transactions with Affiliates. Enter into any
              ------------------------------------------
transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Loan Party) unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of business of such Loan Party and (c) upon terms no less favorable to the Loan Party, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         8.11 Limitation on Payments and Modifications of Debt Instruments, etc.
              -----------------------------------------------------------------
(a) (i) Make or offer to make any payment, prepayment, repurchase or redemption of, or otherwise defease or segregate funds with respect to the principal of, any Subordinated Note except as expressly permitted by the applicable Subordinated Note Documents or (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Note Document (other than any such amendment, modification, waiver or other change which (A) would extend the maturity or reduce the amount of any payment of principal of the relevant Subordinated Notes or which would reduce the rate or extend the date for payment of interest thereon and (B) does not involve the payment of a consent or other similar fee).

         8.12 Limitation on Sales and Leasebacks. Enter into any arrangement
              ----------------------------------
with any Person providing for the leasing by the Borrower or any Subsidiary of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary.

         8.13 Limitation on Changes in Fiscal Periods. Without 90 days' prior
              ---------------------------------------
written notice to the Administrative Agent, permit any fiscal year to end on a day other than June 30 or change the Borrower's method of determining fiscal quarters.

         8.14 Limitation on Negative Pledge Clauses. Enter into with any Person,
              -------------------------------------
or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case any prohibition or limitation shall only be effective against the assets financed thereby), in any case which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

         8.15 Limitation on Restrictions on Subsidiary Distributions. Enter into
              ------------------------------------------------------
or suffer to exist or become effective any consensual encumbrance or restriction (collectively, "Subsidiary Restrictions") on the ability of any Loan Party to
                -----------------------
(a) pay dividends or make any other distributions in respect of any Capital Stock of such Loan Party held by, or pay any Indebtedness owed to, the Borrower or any other Loan Party, (b) make loans or advances to the Borrower or any other Loan Party or (c) transfer any of its assets to the Borrower or any Loan Party (other than, in the case of this clause (c), any such Subsidiary Restriction
                                 ----------
created by any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, in which case such Subsidiary Restriction shall only be effective against the assets financed thereby), except for (i) Subsidiary Restrictions existing under the Loan Documents and (ii) Subsidiary Restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         8.16 Limitation on Lines of Business. Enter into any business, either
              -------------------------------
directly or through any Subsidiary, except for those businesses in which one or more Loan Parties are engaged in or, in the judgment of the Administrative Agent, which are reasonably related to, the real estate services business.

                         SECTION 9. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof, or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation or any other amount payable hereunder or under any other Loan Document within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 7.4(a) (with respect to
                           ----------    ----    --------------
the Borrower only), Sections 7.7, 7.12 or Section 8 of this Agreement or
                    ------------  ----    ---------
Sections 5.1, 5.4, 5.5, and 5.8 of the Guaranty and Collateral Agreement; or
------------  ---  ---      ---

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section), and such
                           -----------         ---
default shall continue unremedied for a period of 30 days after the earlier of
(i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Required Lenders or (ii) the date upon which any Executive Officer or Director of the Borrower becomes aware of such default; or

         (e) Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness the principal amount of which Indebtedness exceeds $1,000,000 (including any Guaranty Obligation, but excluding the Loans) on the scheduled due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any; provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable; provided that a default,
                                                       --------
event or condition described in subclause (i), (ii) or (iii) of this clause (e)
                                -------------  ----    -----         ----------
shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in subclause (i), (ii) or (iii) of this clause (e) shall have occurred
             -------------  ----    -----         ----------
and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

         (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in subclause (i) above which (A) results in the entry of an
                      --------- ---
order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) any Loan Party shall take any action in furtherance of, or indicating its consent in writing to, approval of, or acquiescence in, any of the acts set forth in subclause (i), (ii) or (iii) above; or (v) any Loan Party shall generally not,
-------------  ----    -----
shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, other than a transaction that is exempt under a statutory or administrative exemption; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multi-Employer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such
                                            -----------         ----
event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or to the extent not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) Section 2 of the Guaranty and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing; or

         (k) (A) (i) Warburg shall cease to have the power to vote or direct the voting of securities having at least 35% of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and (ii) any "person" or "group" (as such terms are used in Sections 13(d) and
---
14(d) of the Exchange Act), (excluding members of Warburg) shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the outstanding common stock of the Borrower or (B) (i) Warburg shall have the power to vote or direct the voting of securities having at least 35% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and (ii) any "person" or "group" (as such terms are used in
               ---
Sections 13(d) and 14(d) of the Exchange Act), (excluding members of Warburg) shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a percentage ownership of the outstanding common stock of the Borrower that exceeds the percentage held by Warburg; or

         (l) Any Subordinated Note shall cease, for any reason, to be validly subordinated to the obligations of the Borrower and the other Loan Parties under the Loan Documents, as provided in the relevant Subordinated Note Documents; then, and in any such event, (A) if such event is an Event of Default specified in subclause (i) or (ii) of clause (f) above with respect to the Borrower,
   -------------    ----    ----------
automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in an interest-bearing cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this
Section 9, the Borrower waives presentment, demand, protest or other notice of
---------
any kind.

                     SECTION 10. THE ADMINISTRATIVE AGENT

         10.1 Appointment and Authorization; "Administrative Agent". Each Lender
              ----------------------------------------------------
hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes
                               ------------
the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and each such Lender irrevocably authorizes the Administrative Agent, in such capacity to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or the other Loan Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities to, except those expressly set forth herein, or any fiduciary relationship with, any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or into any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended in the case of the Administrative Agent to create or reflect only an administrative relationship between independent contracting parties.

         The Issuing Lender shall act on behalf of the Revolving Credit Lenders with respect to Letters of Credit issued under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Lender (a) shall have all of the benefit and immunities (i) provided to the Administrative Agent in this Section 10 with respect to acts taken or omissions suffered by the
              ----------
Issuing Lender in connection with Letters of Credit issued under this Agreement and the documents associated therewith as fully as if the term "Administrative Agent", as used in this Section 10, included such Issuing Lender with respect to
                        ----------
such acts or omissions and (ii) as additionally provided in this Agreement and
(b) shall, with respect to the Revolving Credit Lenders, have all of the benefits of the provisions of Section 10.7 as fully as if the term
                              ------------
"Administrative Agent", as used in Section 10.7, included the Issuing Lender.
                                   ------------

         10.2 Delegation of Duties. The Administrative Agent may execute any of
              --------------------
its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3 Exculpatory Provisions. None of the Agent-Related Persons shall be
              ----------------------
(i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any

Agent-Related Person under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Except to the extent otherwise expressly provided in Sections 6.1 and 6.2 hereof, no Agent-Related Person shall be under
            ------------     ---
any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall maintain a record of the principal amount of the Loans and L/C Obligations from time to time outstanding and the respective amounts thereof owing to each Lender. Any records maintained by any Agent-Related Person setting forth the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error.

          10.4 Reliance by Administrative Agent. (a) The Administrative Agent
               --------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been properly filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or, if so specified by this Agreement, all Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has executed this Agreement shall be
             -----------
deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

          10.5 Notice of Default. The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as may be reasonably requested by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided,
                                                                       --------
however, that unless and until the Administrative Agent has received any such
-------
request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

          10.6 Independent Credit Decision. Each Lender acknowledges that none
               ---------------------------
of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Lender or any affiliate of any Loan Party, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has reviewed and approved all Loan Documents and has verified to its satisfaction that all conditions precedent deemed necessary by such Lender to the disbursement of the Loans that such Lender is making have been satisfied. In addition, Lender represents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to conduct such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any affiliate of any Loan Party, which may come into the possession of any of the Agent-Related Persons.

          10.7 Indemnification of Administrative Agent. Whether or not the
               ---------------------------------------
transactions contemplated hereby are consummated, the Lenders hereby agree to indemnify each of the Agent-Related Persons (each an "Indemnified Person") (to
                                                      ------------------
the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Total Percentage in effect on the date on which indemnification is sought under this
Section 10.7 (or, if indemnification is sought after the date upon which the
------------
Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Indemnified Person under or in connection with any of the foregoing; provided, however, that no
                                                  --------  -------
Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the relevant Indemnified Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertakings and agreements in this Section 10.7 shall survive the payment of
                                    ------------
all Loans and the resignation or replacement of the Administrative Agent.

          10.8 Administrative Agent in its Individual Capacity. Bank of America
               -----------------------------------------------
and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America and its Affiliates may receive information regarding the Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or any Affiliate) and acknowledge that neither the Administrative Agent nor its Affiliates shall be under any obligation to provide such information to the Lenders. With respect to Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include Bank of America in its individual capacity.

          10.9 Successor Administrative Agent. The Administrative Agent may, and
               ------------------------------
at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall inure
                                                          ----------
to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided above.

          10.10  Withholding Tax. (a) If any Lender is a "foreign corporation,
                 ---------------
partnership or trust" within the meaning of the Code and such Lender claims exemption from U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent, in addition to such forms as required by Section
                                                                   -------
4.12(b), such other form or forms as may be required under the Code or other
-------
laws of the United States as a condition to exemption from United States withholding tax.

          Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause (a) of this Section are not delivered to the Administrative
            ----------
Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

          10.11  Collateral Matters. (a) The Administrative Agent is authorized
                 ------------------
on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement or any other Loan Document; (ii) constituting property (including Capital Stock) sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting Property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 11.1. Upon request
                                                    ------------
by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this clause (b); provided that the absence of any such
                            ----------
confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 10.11; provided that, with respect to Permitted Liens,
                  -------------  --------
the Lenders agree that the Administrative Agent may (i) subordinate its security interest to that of another lender to whom Borrower is permitted to grant such senior security interest or (ii) if such other lender shall not agree to such subordination, release Collateral subject to such permitted Lien or acknowledge such other lender's first priority security interest in such Collateral.

                          SECTION 11.  MISCELLANEOUS


          11.1 Amendments and Waivers. Neither this Agreement, any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The
                                                          ------------
Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however,
                                                              --------  -------
that except as otherwise explicitly set forth herein, no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provisions of this Section 11.1 or reduce any percentage specified in the
                   ------------
definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release the Borrower or any of the Subsidiary Guarantors from their obligations under the Guaranty and Collateral Agreement, in each case without the written consent of all Lenders; (iii) increase the Total Revolving Credit Commitments without the written consent of all Revolving Credit Lenders; (iv) amend, modify or waive any condition precedent to any extension of credit set forth in Section 6.2
                                                                -----------
(including in connection with any waiver of an existing Default) without the written consent of the Required Lenders; (v) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders under each affected Facility; (vi) amend, modify or waive any provisions of
Section 10 without the written consent of the Administrative Agent; or (vii)
----------
amend, modify or waive any provisions of Section 3 without the written consent
                                         ---------
of the Issuing Lender. Notwithstanding the foregoing, without the consent of the Swingline Lender, the Swingline Lender's rights and obligations with respect to Swingline Loans shall not be altered. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         11.2  Notices. All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three

Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, in the case of the Borrower and the Administrative Agent, or as set forth on the signature pages hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:


          The Borrower:            Grubb & Ellis Company
                                   2215 Sanders Road
                                   Suite 400
                                   Northbrook, Illinois 60062
                                   Attn:General Counsel
                                   Telephone: (847) 753-7500
                                   Telecopy:  (847) 753-9067

     The Administrative Agent:     For notices of borrowing and payments:

                                   Bank of America, N.A.
                                   One Independence Center
                                   101 North Tryon Street
                                   NC1-001-15-04
                                   Charlotte, North Carolina 28255-0001
                                   Attn: Ms. Kendall Odom
                                   Telephone: (704) 386-9046
                                   Telecopy:  (704) 406-0026

                                   For other administrative matters:

                                   Bank of America, N.A.
                                   100 North Tryon Street
                                   NC 1-007-13-06
                                   Charlotte, NC 28255
                                   Attn: W. Thomas Barnett
                                   Telephone: (704) 387-1009
                                   Telecopy:  (704) 386-9607

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

     11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in
          ------------------------------
exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
              -----------------------------
reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to or release of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, Attorney Costs of the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights, including those incurred pursuant to a "workout" under this Agreement, the other Loan Documents and any such other documents, including Attorney Costs of each Lender and of counsel to the Administrative Agent (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording, filing and release fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation, administration or release contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, administration and release of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the
     ----------                                                ---------
Borrower shall not have any obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 11.5
                                                                 ------------
shall survive repayment of the Loans and all other amounts payable hereunder.

         11.6 Successors and Assigns; Participants and Assignments. (a) This
              ----------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Swingline Lender, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other financial institutions (each, a "Participant") participating interests in any Loan owing to such Lender, any
 -----------
Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a

Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or stated rate of interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of any Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owning under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as
                                                           ---------------
fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.11, 4.12 and 4.13
                                                 -------------  ----     ----
with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section
                                          --------                      -------
4.12, such Participant shall have complied with the requirements of said Section
----
and provided, further, that no Participant shall be entitled to receive any
    --------  -------
greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c)  Any Lender (an "Assignor") may, in accordance with applicable law,
                              --------
at any time and from time to time assign to any of such Assignor's affiliates, any Lender or any affiliate thereof or, with the consent of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower (and, in the case of assignments of Revolving Credit Commitments, the Issuing Lender), which consent in each case will not be unreasonably withheld or delayed, to an additional bank or other financial institution (an "Assignee")
                                                                   --------
all or any part of its rights and obligations under this Agreement (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such
                                             ---------
Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (so long as no Default has occurred and is continuing), the Administrative Agent and, if applicable, the Issuing Lender) and delivered to the Administrative Agent for its acceptance; provided that no such assignment to an Assignee (other than any Lender or any
--------
affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment from a Lender to an Affiliate of such Lender or to another Lender or an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section
                                                                         -------
11.6, the consent of the Borrower shall not be required, and, unless requested
----
by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing with respect to the Borrower.

         (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which registration and processing fee shall be waived in the case of an assignment by one Lender to another Lender or by one Lender to such Lender's affiliates), the Administrative Agent shall promptly accept such Assignment and Acceptance.

         (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement, and any such recordation shall constitute prima facie
                                                                ----- -----
evidence of the accuracy of the information so recorded; provided that the
                                                         --------
failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any existing Note.

         (f) The Loans made by each Lender shall, at such Lender's option, be evidenced by a Note issued by the Borrower, substantially in the form of Exhibit
                                                                         -------
G-1 or G-2, as applicable, payable to the order of such Lender. Each Lender is
---    ---
hereby authorized to record, on the schedule annexed to and constituting a part of any relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the
                                                  ----- -----
accuracy of the information so recorded; provided that the failure to make any
                                         --------
such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any existing Note. On or prior to the effective date of an Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee, if the Assignee so elects, and, if applicable, the Assignor if the Assignor so elects. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby or, in the event no such original Notes were issued, in the form that such Notes would have taken had such Notes been issued.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and
                            ------------
Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         11.7 Adjustments; Set-off. (a) Except to the extent that this Agreement
              --------------------
provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any
                            ----------------
payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion
                          ------------
than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any
                                           --------  -------
portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

         11.8 Counterparts. This Agreement may be executed by one or more of the
              ------------
parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         11.9 Severability. Any provision of this Agreement which is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.10 Integration. This Agreement and the other Loan Documents
               -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.11 Governing Law. This agreement and the rights and obligations of
               -------------
the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Illinois, without regard to principles of conflicts of laws.

         11.12 Submission To Jurisdiction: Waivers. Each party hereto hereby
               -----------------------------------
irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Illinois located in the City of Chicago, the courts of the United States of America for the Northern District of Illinois, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which the
                     ------------
Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary or punitive damages.
     -------------

         11.13 Acknowledgments.  The Borrower hereby acknowledges that:
               ---------------

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         11.14 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. THE BORROWER,
               ------------------------------------------------
THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION
                                                                     -------
11.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS
----
AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         11.15 Confidentiality. Each of the Administrative Agent and each Lender
               ---------------
agrees to keep confidential all non-public information provided to it by any
                                                       --------
Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee
                                      ----------
which agrees to comply with the provisions of this Section 11.15, (c) to the
                                                   -------------
employees, directors, agents, attorneys, accountants and other professional advisors of the Administrative Agent or such Lender or their respective affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 11.15, (h) to the
                                                -------------
National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         11.16 Amendment and Restatement. This Agreement amends and restates the
               -------------------------
Existing Agreement in its entirety and, after the Closing Date, the Existing Agreement shall be of no further force or effect (except for any provision thereof which by its terms survives termination thereof).

         11.17 Other Agents. No Lender identified on the facing page of this
               ------------
Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being the "Documentation Agent" or the "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                           [signature pages follow]

         IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       GRUBB & ELLIS COMPANY


                                       By: /s/ Blake W. Harbaugh
                                       Name: Blake W. Harbaugh
                                       Title: Senior Vice President and
                                              Chief Financial Officer


                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent


                                       By: /s/ W. Thomas Barnett
                                       Name: W. Thomas Barnett
                                       Title: Managing Director


                                       BANK OF AMERICA, N.A., as a Lender


                                       By: /s/ W. Thomas Barnett
                                       Name: W. Thomas Barnett
                                       Title: Managing Director

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Documentation Agent and as a Lender


                                       By: /s/ Julie Anne Thick
                                       Name: Julie Anne Thick
                                       Title: Vice President

                                       Address for notices:

                                       135 S. LaSalle Street
                                       Suite 1211
                                       Chicago, IL 60603
                                       Attention: Julie Thick
                                       Facsimile: (312) 904-5142

                                       AMERICAN NATIONAL BANK AND TRUST
                                       COMPANY OF CHICAGO, as Syndication Agent and as a Lender

                                       By: /s/ Ross Weigand
                                       Name: Ross Weigand
                                       Title: First Vice President

                                       Address for notices:

                                       900 75th St
                                       Willowbrook, IL 60521
                                       Attention: Ross Weigand
                                       Facsimile: (630) 655-9601

                                 SCHEDULE 1.1B
                                  COMMITMENTS

                                     Revolving Credit               Term
         Lender                         Commitment               Commitment          Total Commitment
         ------                         ----------               ----------          ----------------
Bank of America, N.A.                 $ 5,454,545.46           $14,545,454.54         $20,000,000.00

American National Bank & Trust        $ 5,454,545.45           $14,545,454.55         $20,000,000.00
Company of Chicago

LaSalle Bank National Association     $ 4,090,909.09           $10,909,090.91         $15,000,000.00

                              TOTALS  $15,000,000.00           $40,000,000.00         $55,000,000.00

                                SCHEDULE 2.1(f)
                          AMORTIZATION OF TERM LOANS

---------------------------------------------------------------------------------------------------------------------
                           DATE                                                PRINCIPAL PAYMENT
                           ----                                                -----------------
---------------------------------------------------------------------------------------------------------------------
March 31, 2001                                                                    $ 1,000,000
---------------------------------------------------------------------------------------------------------------------
June 30, 2001                                                                     $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
September 30, 2001                                                                $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
December 31, 2001                                                                 $ 3,000,000
---------------------------------------------------------------------------------------------------------------------
March 31, 2002                                                                    $ 1,000,000
---------------------------------------------------------------------------------------------------------------------
June 30, 2002                                                                     $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
September 30, 2002                                                                $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
December 31, 2002                                                                 $ 3,000,000
---------------------------------------------------------------------------------------------------------------------
March 31, 2003                                                                    $ 1,000,000
---------------------------------------------------------------------------------------------------------------------
June 30, 2003                                                                     $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
September 30, 2003                                                                $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
December 31, 2003                                                                 $ 3,000,000
---------------------------------------------------------------------------------------------------------------------
March 31, 2004                                                                    $ 1,000,000
---------------------------------------------------------------------------------------------------------------------
June 30, 2004                                                                     $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
September 30, 2004                                                                $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
December 31, 2004                                                                 $ 3,000,000
---------------------------------------------------------------------------------------------------------------------
March 31, 2005                                                                    $ 1,000,000
---------------------------------------------------------------------------------------------------------------------
June 30, 2005                                                                     $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
September 30, 2005                                                                $ 2,000,000
---------------------------------------------------------------------------------------------------------------------
December __, 2005                                                                 $ 3,000,000

---------------------------------------------------------------------------------------------------------------------
                                                     TOTAL                        $40,000,000
---------------------------------------------------------------------------------------------------------------------